                                                                  EXECUTION COPY

                                                                   Exhibit 10.14

                                  $40,000,000

                        CREDIT AND GUARANTY AGREEMENT,

                           dated as of July 27, 1998

                                     among

                             KEY COMPONENTS, LLC,

                                 as Borrower,

                     B.W. ELLIOTT MANUFACTURING CO., INC.,

                              HUDSON LOCK, INC.,

                       KEY COMPONENTS FINANCE CORP. and

                           ESP LOCK PRODUCTS, INC.,

                                as Guarantors,

                        CERTAIN FINANCIAL INSTITUTIONS,

                                  as Lenders,

                                      and

                               SOCIETE GENERALE,

                           as Agent for the Lenders.

                         CREDIT AND GUARANTY AGREEMENT

      CREDIT AND GUARANTY AGREEMENT, dated as of July 27, 1998 among the following:

            (a) KEY COMPONENTS, LLC, a Delaware limited liability company (the "Borrower"),

            (b) each of the Subsidiaries of the Borrower identified under the caption "GUARANTORS" on the signature pages hereto (individually, a "Guarantor" and, collectively, the "Guarantors" and, together with the Borrower, the "Obligors"),

            (c) the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and

            (d) SOCIETE GENERALE ("SG"), as agent (in such capacity, the "Agent") for the Lenders.

                             W I T N E S S E T H:

      WHEREAS, each of the Guarantors is a wholly-owned Subsidiary (such capitalized term and other capitalized terms used in these recitals without definition shall have the meanings provided for in Section 1.1) of the Borrower; and

      WHEREAS, the Borrower and its Subsidiaries are currently engaged in the business of manufacturing, distributing and marketing flexible shaft products and medium-security locks; and

      WHEREAS, in order to finance the working capital needs of the Borrower and its Subsidiaries, including the issuance of standby letters of credit, and to finance future Permitted Acquisitions, including the issuance of standby letters of credit, the Borrower desires to obtain from the Lenders:

            (a) Acquisition Loan Commitments pursuant to which Acquisition Loans will be made in a maximum aggregate amount not to exceed $25,000,000;

            (b) Revolving Loan Commitments pursuant to which Revolving Loans may be made in a maximum aggregate amount at any one time outstanding not to exceed the lesser of (x) $15,000,000 and (y) the Borrowing Base Amount as in effect at such time; and

            (c) Letter of Credit Commitments pursuant to which the Issuers will issue Letters of Credit from time to time in a maximum aggregate Stated Amount at any one time outstanding not to exceed $5,000,000; provided that, in any event, the aggregate outstanding principal amount of all Revolving Loans, together with the aggregate amount of all Letter of Credit Outstandings, shall not at any one time exceed the lesser of $15,000,000 and the Borrowing Base Amount in effect at such time;

      WHEREAS, in order to induce the Lenders, each Issuer and the Agent to enter into this Agreement and to make Credit Extensions hereunder, the Borrower and the Guarantors have agreed to deliver the Security Agreements, the Pledge Agreement and the Mortgages to secure all of the Obligations; and

      WHEREAS, the Lenders and the Issuers are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower and issue (or participate in) Letters of Credit for the account of the Borrower;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Account" means any "account" (as that term is defined in Section 9-106 of the U.C.C.).

      "Account Debtor" is defined in clause (d) of the definition of "Eligible Account" in this Section 1.1.

      "Acquisition Loan" is defined in Section 2.1.3.

      "Acquisition Loan Commitment" is defined in Section 2.1.3.

      "Acquisition Loan Commitment Amount" means, on any date prior to the Acquisition Loan Commitment Termination Date, $25,000,000, as such amount is reduced from time to time pursuant to Section 2.3.

      "Acquisition Loan Commitment Termination Date" means the earliest of

            (a) July 27, 2000;

            (b) the date on which the Acquisition Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.3; and

            (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described above, the Acquisition Loan Commitments shall terminate automatically and without any further action.

      "Acquisition Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Acquisition Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person has, directly or indirectly,

            (a) power to vote more than 10% of the securities or other ownership interests (in each case, on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners;

            (b) power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; or

            (c) beneficial ownership of more than 10% of any class of the voting stock of such Person or 10% or more of all outstanding equity interests or other interests in such Person.

      For purposes of Section 7.2.13 only, the term "Affiliate" shall not include any Subsidiary that is wholly-owned directly or indirectly by the Borrower.

      "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to Section 10.4.

      "Agreement" means this Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

      "Applicable Margin" means

            (a) with respect to Revolving Loans that are LIBO Rate Loans, 2.375% and with respect to Revolving Loans that are Base Rate Loans, 1.375%, and

            (b) with respect to Acquisition Loans that are LIBO Rate Loans, 2.625% and with respect to Acquisition Loans that are Base Rate Loans, 1.625%,

provided that if the Funded Debt to EBITDA Ratio as at the last day of any two consecutive Fiscal Quarters ending after June 30, 1998 shall fall within any of the ranges set forth in the Schedule below then, subject to the delivery to the Agent of a certificate of a senior financial officer of the Borrower demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Applicable Margin" for each Loan shall be reduced to the rate set forth below during the period commencing on the Quarterly Payment Date on or immediately following the date of receipt of such certificate to but not including the next succeeding Quarterly Payment Date thereafter (except that notwithstanding the foregoing, the Applicable Margin shall not be reduced for any period during which an Event of Default shall have occurred and be continuing):

Funded Debt to                                          Revolving Loans                        Acquisition Loans
 EBITDA Ratio                                  LIBO Rate             Base Rate            LIBO Rate          Base Rate
--------------                                 ---------          ---------------         ---------          ---------
greater than 4.5                                 2.25%                 1.25%                 2.50%             1.50%

less than 4.5 greater than or equal to 4.0x      2.00%                 1.00%                 2.25%             1.25%

less than 4.0x greater than or equal to 3.5x     1.75%                 0.75%                 2.00%             1.00%

less than 3.5x greater than or equal to 3.0x     1.50%                 0.50%                 1.75%             0.75%

less than 3.0x                                   1.25%                 0.25%                 1.50%             0.50%

      "Assignee Lender" is defined in Section 11.11.1.

      "Authorized Officer" means, relative to any Obligor, those of its officers or general partners, whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

      "Base Rate Loan" means a Loan bearing interest at a fluctuating interest rate determined by reference to the SG Base Rate.

      "Borrower" is defined in the preamble.

      "Borrower Security Agreement" means the Borrower Security Agreement executed and delivered pursuant to Section 5.1.9, substantially in the form of
Exhibit I-1 hereto, together with the Security Agreement (Trademark), Security Agreement (Patents) and Security Agreement (Copyright) related thereto, in each case as amended, supplemented, restated or otherwise modified from time to time.

      "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period, made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

      "Borrowing Base Amount" means, at any time, an amount equal to the sum of, without duplication,

            (a) 85% of the aggregate amount of all Eligible Accounts at such time; and

            (b) 60% of the aggregate amount of all Eligible Inventory at such time; and

            (c) 100% of the aggregate amount of all Eligible Cash Equivalents at such time.

The Borrowing Base Amount shall initially be computed by the Borrower in each Borrowing Base Certificate delivered from time to time to the Agent pursuant to
Section 5.1.13 and clause (d) of Section 7.1.1. The Agent shall have the right to review such computations and if, in the Agent's reasonable judgment, such computations have not been computed in accordance with the terms of this Agreement, the Agent shall have the right to adjust such computations.

      "Borrowing Base Certificate" means a certificate duly completed and executed by the chief accounting or financial Authorized Officer of the Borrower, substantially in the form of Exhibit F hereto, together with such changes thereto as the Agent may from time to time reasonably request for the purpose of monitoring the Borrower's compliance therewith.

      "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C-1 in the case of any Borrowing of Revolving Credit Loans and Exhibit C-2 in the case of any Acquisition Loans.

      "Business Acquisition" means (a) any Investment in the capital stock or partnership interests of any Person or (b) any acquisition of the assets of any Person pursuant to a transaction not in the ordinary course of such Person's business (it being understood that acquisitions of equipment or raw materials in bulk pursuant to salvage or similar transactions is in the ordinary course of the Obligors' business).

      "Business Day" means

            (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

            (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loan, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the interbank eurodollar market of the Agent's LIBOR Office.

      "Capital Expenditures" means, for any period, without duplication, the sum of

            (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets (including tooling costs) made during such period which, in accordance with GAAP, would be classified as capital expenditures, excluding expenditures for the replacement of fixed assets to the extent fully financed by the proceeds of any insurance policy described in Section 7.1.4; and

            (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

      "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "Cash Equivalent Investment" means, at any time:

            (a) any evidence of Indebtedness, maturing not more than one year after the date of purchase thereof, issued or guaranteed by the United States Government or any agency thereof (so long as such Indebtedness is backed by the full faith and credit of the United States of America);

            (b) commercial paper, maturing not more than three months from the date of purchase thereof and rated at least A-1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or P-1 by Moody's Investors Service, Inc. and other evidence of Indebtedness, maturing not more than one year after the purchase thereof and rated at least A by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or A2 by Moody's Investors Service, Inc., which is issued by

                  (i) a corporation (other than an Affiliate of any Obligor)
            organized under the laws of any state of the United States or of the District of Columbia, or

                  (ii) any Lender or any Affiliate thereof;

            (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by (i) a Lender or
      (ii) a commercial banking institution that (A) is a member of the Federal Reserve System, (B) has a combined capital and surplus and undivided profits of not less than $500,000,000 and (C) has outstanding short-term debt securities which are rated at least A-1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or P-1 by Moody's Investors Service, Inc.;

            (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)) secured by a fully perfected Lien in any obligation thereunder of the type described in any of clauses (a) through (c), having a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such Lender or other commercial banking institution; or

            (e) any money market mutual fund with a daily right of redemption and a policy of maintaining a net asset value of $1.00 per share substantially all the assets of which are comprised of investments of the types described in the preceding clauses (a) through (d).

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "Change in Control" means

            (a) the failure of John S. Dyson and Dyson Family Members and/or other Permitted Holders at any time to own, either directly or indirectly, beneficially free and clear of all Liens at all times, at least 51% of the issued and outstanding ownership interests of the Parent or the Borrower (both voting and non-voting), on a fully diluted basis;

            (b) the direct or indirect acquisition by any Person or a group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than any Permitted Holder, of beneficial ownership (as such term is defined in Rule 13D-3 promulgated under the Securities Exchange Act of 1934, as amended) of 35% or more of the ownership interests of the Parent or the Borrower;

            (c) the failure of Millbrook Capital Management, Inc., any of its Affiliates or Clay B. Lifflander to control the day-to-day management of the Obligors;

            (d) the failure of the Borrower at any time to own, beneficially and of record, all of the issued and outstanding capital stock of each Guarantor, in each case free and clear of all Liens (other than Liens in favor of the Agent arising pursuant to the Pledge Agreement), on a fully diluted basis; or

            (e) any other event constituting a "Change of Control" under the Indenture governing the Senior Notes (unless the holders of the Senior Notes waive any right to require redemption of the Senior Notes arising as a result of such event).

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time. References to sections of the Code also refer to any successor sections.

      "Collateral" means any assets of the Borrower or any of its Subsidiaries or of any other Obligor subject to a Lien pursuant to any Loan Document.

      "Commitment" means, as the context may require, a Lender's Revolving Loan Commitment, Acquisition Loan Commitment or Letter of Credit Commitment.

      "Commitment Amount" means, as the context may require, either the Revolving Loan Commitment Amount, the Acquisition Loan Commitment Amount or the Letter of Credit Commitment Amount.

      "Commitment Termination Event" means

            (a) the occurrence of any Default described in clauses (b) through
      (d) of Section 8.1.9; or

            (b) the occurrence and continuance of any other Event of Default and either

                  (i) the declaration of the Loans to be due and payable
            pursuant to Section 8.3, or

                  (ii) the giving of notice by the Agent, acting at the
            direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

      "Compliance Capital" has the meaning given to that term in the definition of "EBITDA" in this Section 1.1.

      "Compliance Certificate" means a certificate duly executed by the chief accounting or financial Authorized Officer of the Borrower, substantially in the form of Exhibit G hereto, together with such changes thereto as the Agent may from time to time reasonably request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The principal amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

      "Continuation/Conversion Notice" means a notice duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto.

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

      "Consolidated Coverage Ratio" has the meaning given to that term in the Indenture for the Senior Notes as originally in effect, and without giving effect to any amendments, modifications or waivers thereto.

      "Credit Extension" means, as the context may require,

            (a) the making of a Loan by a Lender; or

            (b) the issuance of any Letter of Credit, the extension of any Stated Expiry Date of any existing Letter of Credit or the increase in the Stated Amount of any existing Letter of Credit, in each case by an Issuer.

      "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "Disbursement" is defined in Section 2.7.2.

      "Disbursement Date" is defined in Section 2.7.2.

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

      "Dollar" and the symbol "$" mean lawful money of the United States.

      "Domestic Office" means, relative to any Lender, the office of such Lender designated as such on Schedule III hereto or designated in a Lender Assignment Agreement, or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender to each other Person party hereto.

      "Dyson Family Member" means any of (a) John S. Dyson's wife, (b) his issue, (c) the respective executors, administrators, committees, conservators, guardians or custodians or donees of powers during the minority of or with respect to any of the individuals referred to in clauses (a) and (b) of this definition; or (d) the trustee or trustees of any inter vivos trust or testamentary trust created for the benefit of John S. Dyson or any of the individuals referred to in clauses (a) and (b) of this definition.

      "EBIT" means, for any period, the sum, without duplication, of

            (a) Net Income for such period;

plus

            (b) the amounts deducted, in determining Net Income for such period, for

                  (i) provision for taxes based on the income or profits of the
            Borrower and its Subsidiaries,

      plus

                  (ii) all distributions paid by the Borrower to the Parent to permit the Parent's shareholders to pay income taxes attributable to their ownership of capital stock of the Parent, subject to Section 7.2.6,

      plus

                  (iii)  Interest Expense,

      plus

                  (iv) Management Fees.

      "EBITDA" means, for any Rolling Period, the sum, without duplication, for such Rolling Period, of

            (a) EBIT;

plus

            (b) the amount deducted, in determining Net Income for such Rolling Period, for amortization and depreciation of assets of the Borrower and its Subsidiaries during such Rolling Period (as determined in accordance with GAAP);

plus (or minus)

            (c) any other non-cash expense (or income) deducted (or added) in determining Net Income for such Rolling Period;

plus

            (d) with respect to each Permitted Acquisition consummated:

                  (i) in the fourth Fiscal Quarter of such Rolling Period, an amount equal to the Net Cost Savings with respect to such Permitted Acquisition;

                  (ii) in the third Fiscal Quarter of such Rolling Period, an amount equal to 75% of the Net Cost Savings with respect to such Permitted Acquisition;

                  (iii) in the second Fiscal Quarter of such Rolling Period, an amount equal to 50% of the Net Cost Savings with respect to such Permitted Acquisition;

                  (iv) in the first Fiscal Quarter of such Rolling Period, an amount equal to 25% of the Net Cost Savings with respect to such Permitted Acquisition; and

                  (v) an amount, calculated as provided in clauses (a), (b) and
            (c) of this definition, with respect to the business acquired in such Permitted Acquisition, for the period commencing on the date which is the first day of the period for which "EBITDA" is being calculated and ending immediately prior to the date such Permitted Acquisition is consummated;

      provided that the amounts provided for this clause (d) shall not be included in calculating "EBITDA" for purposes of the definition of "Excess Cash Flow";

plus

            (e) the aggregate amount of cash contributions made to the common equity capital of the Borrower ("Compliance Capital") during the Fiscal Quarter immediately following the end of such Rolling Period so long as
      (x) each of the Lenders is given prior notice of the making of such capital contribution (including the amount thereof and the date on which it will occur) and (y) such notice identifies the contribution as being made to cure a default under Section 7.2.4 (as contemplated in Section 8.1.3);

plus

            (f) any non-recurring cash expense deducted in determining Net Income for such Rolling Period up to a maximum amount not to exceed, (x) in Fiscal Year 1998, $6,000,000 and (y) in each Fiscal Year thereafter, $1,000,000.

      "Effective Date" means the date this Agreement becomes effective pursuant to Section 11.8.

      "Eligible Account" means, at any time of determination thereof, any Account of any Obligor as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Agent:

            (a) such Obligor has lawful and absolute title to such Account, free and clear of all Liens other than the Liens in favor of the Agent for the benefit of the Lenders;

            (b) the Agent for the benefit of the Lenders has a security interest in such Account, which security interest is legal, valid, binding, perfected and first priority under the U.C.C.; provided, however, that

                  (i) no Account as to which any United States federal or state governmental agency or instrumentality ("Government Receivables") is the Account Debtor may be an Eligible Account, except to the extent that

                        (x) the aggregate amount of all such Accounts of the
                  Obligors does not exceed 15% (or, if for the previous three consecutive months Government Receivables exceeded 10% of all Accounts then payable to the Obligors, 10%) of the amount of all Eligible Accounts of the Obligors at such time, or

                        (y) the Account Debtor with respect to such Accounts is
                  the United States of America (or any agency thereof) and the Agent's Lien on such Account for the benefit of the Lenders is duly perfected under the Assignment of Claims Act of 1940, as amended; and

                  (ii) no Account as to which any other government or agency of such government (including any foreign governmental authority or agency) is the Account Debtor may be an Eligible Account, except for

                        (x) Accounts owing by the government of Canada or any
                  agency of Her Majesty in Right of Canada in an aggregate amount not exceeding the greater of (x) 5% of the amount of all Eligible Accounts of the Obligors at such time and (y) $500,000, and

                        (y) Accounts to the extent supported by an irrevocable
                  letter of credit issued by a Lender or another bank reasonably acceptable to the Agent;

            (c) such Obligor has the full and unqualified right to assign and grant a Lien in such Account to the Agent for the benefit of the Lenders;

            (d) such Account is payable in Dollars and is a legal, valid, binding and enforceable obligation of the Person who is obligated under such Account (the "Account Debtor");

            (e) if such Account is subject to any dispute, setoff, counterclaim or other claim or defense on the part of the Account Debtor denying liability under such Account (other than unasserted claims arising as a matter of law), the portion of such Account so subject shall be excluded from Eligible Accounts;

            (f) such Account is evidenced by an invoice or marketer's sales report rendered to the Account Debtor and evidences monetary obligations;

            (g) such Account is a bona fide Account which arose in the ordinary course of business, and with respect to which,

                  (i) in the case of an Account arising from the sale of goods, such goods have been shipped or delivered to and not rejected by the Account Debtor, such Account was created as a result of a sale on an absolute basis and not on a consignment, approval or sale-and-return basis and all other actions necessary to create a binding obligation on the part of the Account Debtor for such Account have been taken, and

                  (ii) in the case of an Account relating to the sale of
            services, such services have been performed or completed and not rejected by the Account Debtor and all other actions necessary to create a binding obligation on the part of the Account Debtor have been taken;

            (h) with respect to such Account, the Account Debtor is not

                  (i)  an Affiliate of the Borrower or any of its Subsidiaries,

                  (ii) organized or located in a jurisdiction other than the
            United States, except to the extent that the amount of all such Accounts of the Obligors does not exceed 10% of the amount of all Eligible Accounts of the Obligors at such time, or

                  (iii) the subject of any reorganization, bankruptcy,
            receivership, custodianship or insolvency or any other condition of the type described in clauses (b) through (d) of Section 8.1.9;

            (i) such Account is not outstanding more than 90 days past the due date with respect thereto (or such longer period, not to exceed 120 days, as the Agent may agree with respect to any particular Account);

            (j) such Account is not owing from an Account Debtor as to which more than 20% of the aggregate amount of the Accounts owing from such Account Debtor are more than 90 days past due;

            (k) unless the Agent shall otherwise agree, such Account is not owing from an Account Debtor as to which all Accounts owing from such Account Debtor and its affiliates exceed 15% (or, if for the previous three consecutive months the Accounts owing from such Account Debtor and its affiliates exceeded 10% of all Accounts then payable to the Obligors, 10%) of all Accounts then payable to the Obligors (provided that the portion of such Accounts that does not exceed such 15% (or 10%) shall be included as Eligible Receivables);

            (l) no payment with respect to such Account made by check has been returned for insufficient funds;

            (m) such Account has not been placed with a lawyer or other agent for collection;

            (n) if the Borrower or any of its Subsidiaries is indebted to such Account Debtor, unless the Borrower or the relevant Subsidiary (as the case may be), on the one hand, and such Account Debtor, on the other hand, have entered into an agreement whereby such Account Debtor is prohibited from exercising any right of setoff with respect to the Accounts of the Borrower and its Subsidiaries, Eligible Accounts shall exclude an amount equal to the amount of such indebtedness; and

            (o) such Account has such other characteristics or criteria as the Agent, in its reasonable discretion, may specify in writing to the Borrower from time to time.

      "Eligible Cash Equivalents" means, at any time of determination thereof, any Cash Equivalent Investments of any Obligor as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Agent:

            (a) such Obligor has lawful and absolute title to such Cash Equivalent Investment, free and clear of all Liens other than Liens in favor of the Agent for the benefit of the Lenders;

            (b) the Agent has a security interest for the benefit of the Lenders in such Cash Equivalent Investment, which security interest is legal, valid, perfected and first priority under the U.C.C.;

            (c) such Obligor has the full and unqualified right to assign and grant a Lien in such Cash Equivalent Investment to the Agent for the benefit of the Lenders; and

            (d) such Cash Equivalent Investment is payable in Dollars.

      "Eligible Inventory" means, at any time of determination thereof, any Inventory of any Obligor arising in the ordinary course of business and as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Agent:

            (a) such Inventory is located in the United States;

            (b) such Obligor has the full and unqualified right to assign and grant a Lien in such Inventory to the Agent for the benefit of the Lenders;

            (c) such Obligor has full and lawful title to such Inventory, free and clear of all Liens, other than any Liens in favor of the Agent for the benefit of the Lenders;

            (d) the Agent for the benefit of the Lenders has a security interest in such Inventory, which security interest is legal, valid, binding, perfected and first priority under the U.C.C.;

            (e) none of such Inventory shall consist of (i) items in the custody of third parties for processing or manufacture, (ii) items in such Obligor's possession but intended by such Obligor for return to the suppliers thereof, (iii) items belonging to third parties that have been consigned to such Obligor or are otherwise in such Obligor's custody or possession or (iv) items in such Obligor's custody and possession on a sale-on-approval or sale-or-return basis or subject to any other repurchase or return agreement; and

            (f) none of such Inventory is obsolete, unsalable, damaged or otherwise unfit for sale or further processing in the ordinary course of business.

      "Environmental Laws" means all applicable federal, state, county or local statutes, laws, treaties, ordinances, decrees, directives, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "Estimation Period" means the period for which a Taxpayer is required to estimate for Federal income tax purposes his allocation of taxable income from the Borrower during a calendar year in connection with determining his estimated federal income tax liability for such period.

      "Event of Default" is defined in Section 8.1.

      "Excess Cash Flow" means, for any Fiscal Year (other than the 1998 Fiscal
Year) the excess for such Fiscal Year of

            (a) EBITDA for such Fiscal Year;

over

            (b) the sum, determined for such Fiscal Year, of

                  (i) Capital Expenditures permitted by Section 7.2.7, and all other expenditures in respect of plant, property and equipment, made or incurred by the Borrower and its Subsidiaries during such Fiscal Year, other than Capital Expenditures financed with the proceeds of
            (A) Indebtedness, (B) Net Disposition Proceeds, (C) Net Equity Proceeds or (D) Excess Insurance Proceeds;

      plus

                  (ii) all prepayments and repayments of Acquisition Loans made during such Fiscal Year pursuant to Section 3.1.1 or 3.1.2 (other than pursuant to Section 3.1.2(c)(B)) and all mandatory redemptions of Senior Notes and all repayments of Indebtedness permitted under
            Section 7.2.2(c) or (d) made during such Fiscal Year);

      plus

                  (iii) all Permitted Quarterly Tax Distributions made by the
            Borrower during such Fiscal Year;

      plus

                  (iv) the portion of the amount of provision for taxes based on the income or profits of the Borrower and its Subsidiaries that has been accrued to be paid in respect of such Fiscal Year;

      plus

                  (v) the amount of the net increase in Working Capital (and minus the amount of any net decrease in Working Capital) of the Borrower and its Subsidiaries from the last day of the preceding Fiscal Year;

      plus

                  (vi) the portion of Interest Expense accrued to be paid in respect of such Fiscal Year.

      "Excess Insurance Proceeds" is defined in clause (d) of Section 7.1.4.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

            (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

            (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by SG from three federal funds brokers of recognized standing selected by it.

      "Fee Letter" means the confidential fee letter, dated May 5, 1998, from SG, addressed to, and agreed to and accepted by, the Borrower.

      "Fiscal Quarter" means any quarter of a Fiscal Year.

      "Fiscal Year" means any period of twelve consecutive calendar months ending on the 31st day of each December. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1998") refer to the Fiscal Year ending for such calendar year.

      "Fixed Charge Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of:

            (a)   sum of

                  (i) EBITDA for the Rolling Period ending on such day;

      minus

                  (ii) Capital Expenditures made or incurred by the Borrower and its Subsidiaries during such Rolling Period;

      minus

                  (iii) the portion of Permitted Quarterly Tax Distributions that has been accrued to be paid by the Borrower in respect of such Rolling Period;

      minus

                  (iv) the portion of the amount of provision for taxes based on the income or profits of the Borrower and its Subsidiaries that has been accrued to be paid in respect of such Rolling Period;

to

            (b)   the sum of

                  (i) the portion of Interest Expense accrued to be paid in
            respect of such Rolling Period;

      plus

                  (ii) all scheduled repayments of the Acquisition Loans made pursuant to Section 3.1.2 (b) during such Rolling Period.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "Funded Debt" means, as of any date of determination, any Indebtedness of the Borrower and its Subsidiaries of a type described in clause (a), (b) or (c) of the definition of Indebtedness, or any Contingent Liability of the Borrower or any of its Subsidiaries in respect of any such type of Indebtedness, which

            (a)  is in respect of the Acquisition Loans;

            (b) matures more than one year from such date of determination;

            (c) matures within one year from such date of determination but is renewable or extendible, at the option of the Borrower or any such Subsidiary, as the case may be, to a date more than one year from such date; or

            (d) arises under a revolving credit or similar agreement which obligates the lender or lenders thereof to extend such Indebtedness during a period of more than one year from such date.

      "Funded Debt to EBITDA Ratio" means, as of the last day of any Rolling Period, the ratio of:

            (a) Funded Debt as at the last day of such Rolling Period (less the aggregate amount of Compliance Capital made during the Fiscal Quarter immediately following such Rolling Period to the extent used to prepay principal of Loans);

to

            (b) EBITDA for such Rolling Period.

      "GAAP" is defined in Section 1.4.

      "Guaranteed Obligations" is defined in Section 9.1.

      "Guarantor Security Agreement" means each Guarantor Security Agreement executed and delivered pursuant to Section 5.1.9, substantially in the form of
Exhibit I-2 hereto, as amended, supplemented, restated or otherwise modified from time to time.

      "Hazardous Material" means

            (a)  any "hazardous substance", as defined by CERCLA;

            (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

            (c)  any oil or petroleum product;

            (d) asbestos in any form that is or could become friable; or

            (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

      "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under Rate Protection Agreements.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular section, paragraph or provision of this Agreement or such other Loan Document.

      "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

            (a)  which is of a "going concern" or similar nature;

            (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

            (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

      "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of contract interpretation to the effect that where general words are followed by a specific listing of items, the general words shall not be given their widest meaning, shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "Indebtedness" of any Person means, without duplication:

            (a) all obligations of such Person for borrowed money, all obligations of such Person evidenced by bonds, debentures, notes, subordinated debt or other similar instruments and all capital stock which has redemption provisions exercisable at the option of the holder thereof in whole or in part prior to the Stated Maturity Date, for cash;

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account or upon the application of such Person;

            (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

            (d) net liabilities of such Person with respect to each Hedging Obligation;

            (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, other than trade accounts payable incurred in the ordinary course of business;

            (f) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

            (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall (x) include the Indebtedness of any partnership or joint venture in which such Person is a general partner thereof or has direct liability in the nature of a general partner and (y) exclude any accrued and unpaid Management Fees.

      "Indemnified Liabilities" is defined in Section 11.4.

      "Indemnified Parties" is defined in Section 11.4.

      "Intellectual Property Collateral" has the meaning provided for such term in the Borrower Security Agreement.

      "Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of:

            (a) EBITDA for the Rolling Period ending on such day

to

            (b) the portion of Interest Expense accrued to be paid in respect of such Rolling Period.

      "Interest Expense" means, for any period, (a) the aggregate consolidated interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP, including, without duplication, net obligations of the Borrower and its Subsidiaries (including fees) in respect of Rate Protection Agreements and the portion of any Capitalized Lease Liabilities of the Borrower and its Subsidiaries allocable to interest expense, and (b) all commitment fees, agency fees, letter of credit fees and other ongoing fees in respect of Indebtedness of the Borrower and its Subsidiaries, in each case payable for such period.

      "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.4 or 2.5 and ending on (but excluding) the day which is one, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.4 or 2.5; provided, however, that

            (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

            (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a month, in which case such Interest Period shall end on the Business Day next preceding the day on which such Interest Period would otherwise end); and

            (c) the Borrower shall not be permitted to select, and there shall not be applicable, any Interest Period that would be broken by reason of a mandatory payment of Acquisition Loans required pursuant to clause (b),
      (c) or (d) of Section 3.1.2 or any Interest Period for any Loan which would end later than the Stated Maturity Date for such Loan.

      "Inventory" means any "inventory" (as defined in Section 9-109(4) of the U.C.C.) of any Person.

      "Investment" means, relative to any Person,

            (a) any loan or advance made by such Person to any other Person (excluding commission, reasonable travel, relocation and similar advances to officers and employees made in the ordinary course of business); and

            (b) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

      "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto.

      "Issuer" means SG in its capacity as issuer of the Letters of Credit. At the request of SG, another Lender or an Affiliate of SG may issue one or more Letters of Credit hereunder, in which case the term "Issuer" as used herein shall refer to each of SG, any such Lender and any such Affiliate of SG.

      "Lender" is defined in the preamble.

      "Lender Assignment Agreement" means a lender assignment agreement in substantially the form of Exhibit L hereto.

      "Letter of Credit" is defined in  clause (a) of Section 2.1.2.

      "Letter of Credit Commitment" means, with respect to any Issuer, such Issuer's obligation to issue Letters of Credit pursuant to Section 2.7 and, with respect to each of the other Lenders, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.7.1.

      "Letter of Credit Commitment Amount" means, on any date, $5,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.3.

      "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

            (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit;

plus

            (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

      "LIBO Rate" is defined in Section 3.2.1.

      "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

      "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

      "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such on Schedule III hereto or designated in a Lender Assignment Agreement, or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

      "LIBOR Reserve Percentage" is defined in Section 3.2.1.

      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

      "Loan" means, as the context may require, a Revolving Loan or an Acquisition Loan.

      "Loan Document" means this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Borrower Security Agreement, each Guarantor Security Agreement, the Pledge Agreement, the Mortgages, each Rate Protection Agreement with a Lender, each Lender Assignment Agreement and each other agreement, instrument or document executed and delivered pursuant to or in connection with this Agreement and the other Loan Documents (including the agreements executed from time to time by Subsidiaries of the Borrower pursuant to Section 7.1.8).

      "Management Agreement" means the Management Agreement, dated May 28, 1998, between the Parent, certain of its Subsidiaries and Millbrook Capital Management, Inc., as it may be amended, modified, supplement or restated from time to time.

      "Management Fees" means those certain fees (excluding reimbursements of out-of-pocket expenses) payable under the Management Agreement.

      "Mortgages" is defined in Section 7.1.13, together with any and all mortgages, deeds of trust and other real estate security instruments securing the payment of the Obligations.

      "Net Debt Proceeds" means, in the case of the issuance, incurrence, placement or sale of any Indebtedness (other than Indebtedness in respect of the Notes and Indebtedness in respect of the Senior Notes or any refinancing of the Senior Notes permitted pursuant to Section 7.2.2(g)) of the type referred to in clause (a) of the definition thereof (whether pursuant to a public or private offering), permitted to be outstanding pursuant to Section 7.2.2 or otherwise permitted with the prior consent of the Required Lenders from and after the Effective Date, the excess of

            (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from such issuance, incurrence, placement or sale of permitted Indebtedness (including any cash payments received by way of deferred payment of principal pursuant to a permitted promissory note or installment receivable or otherwise, but only as and when received);

over

            (b) in connection with the issuance, incurrence, placement or sale of permitted Indebtedness, (i) all reasonable and customary fees and expenses actually paid by the Borrower or its Subsidiaries and (ii) underwriters' discounts and commissions not payable to the Borrower, any of its Subsidiaries or any of their Affiliates.

      "Net Disposition Proceeds" means the excess of

            (a) the gross cash proceeds (other than proceeds from any sale of Inventory of the Borrower or any of its Subsidiaries in the ordinary course of their business and other than any consideration received in the form of assumption by the acquiring Person of Indebtedness in connection with any Permitted Acquisition) received by the Borrower or any of its Subsidiaries from any Permitted Disposition made after the Effective Date, including any cash payments received by way of a deferred payment of principal pursuant to a permitted note or installment receivable or otherwise, but only when and as received;

over

            (b) (i) all legal, investment banking, brokerage, accounting, financial advisory, title, recording, and other professional fees and expenses actually incurred by the Borrower and its Subsidiaries in connection with such Permitted Disposition, (ii) all taxes actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such Permitted Disposition; provided, however, that if, after the payment of all taxes with respect to such Permitted Disposition, the amount of estimated taxes, if any, pursuant to clause (ii) above exceeded the amount of taxes actually paid in cash in respect of such Permitted Disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (c) of Section 3.1.2, as Net Disposition Proceeds, (iii) the amount of income taxes payable (assuming the Taxpayer is subject to taxation at the highest applicable marginal rate and determined without regard to any other tax items of the Borrower or the Taxpayer) by the Taxpayers arising from such Permitted Disposition (provided that a certificate is delivered to the Agent, satisfactory in form and substance to the Agent, by Price Waterhouse Coopers LLC (or other independent public accountants of nationally recognized standing, with the prior written approval of the Agent) at the time of such Permitted Disposition setting forth in detail the calculation of such amount, (iv) if permitted hereunder or otherwise by the Required Lenders, the aggregate amount of any Indebtedness of the type referred to in clause (a) or (c) of the definition thereof which is secured by such asset and required to be repaid from such gross cash proceeds and (v) the amount of any reserve or escrow established in respect of any claims or liabilities of or payable by the Borrower or its Subsidiaries in respect of such Permitted Disposition.

      "Net Equity Proceeds" means, in the case of the issuance, placement or sale of equity securities or other ownership interests (whether pursuant to a public or private offering, but excluding any issuance of securities or other ownership interests to employees of the Borrower or any of its Subsidiaries (including any issuance upon the exercise of options held by any such employee) so long as the aggregate amount received by the Borrower or any of its Subsidiaries in connection with all such issuances does not exceed $2,000,000) from and after the Effective Date (other than any such issuance, placement or sale the proceeds of which are used to finance a Permitted Acquisition), the excess of

            (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries or any corporation of which the Borrower is a Subsidiary from such issuance, placement or sale of equity securities or other ownership interests (including any cash payments received by way of deferred payment of principal pursuant to a permitted promissory note or installment receivable or otherwise, but only as and when received);

over

            (b) in connection with such issuance, placement or sale of such equity securities, all (i) legal, investment banking, brokerage, accounting, financial advisory, title, recording, and other professional fees and expenses actually paid by the Borrower or its Subsidiaries or any corporation of which the Borrower is a Subsidiary and (ii) underwriters' discounts and commissions not payable to the Borrower, any of its Subsidiaries or any of their Affiliates.

      "Net Income" means, for any period, all amounts (exclusive of all amounts in respect of any extraordinary gains or losses) which, in accordance with GAAP, would be included as net income on a consolidated statement of income of the Borrower and its Subsidiaries for such period.

      "Note" means, as the context may require, either a Revolving Note or an Acquisition Note.

      "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

      "Obligor" is defined in the Preamble.

      "Organic Document" means, relative to any Obligor, its articles or certificate of incorporation, its operating agreement, its by-laws, its certificate of partnership, its certificate of organization and all shareholder agreements, partnership agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock or other ownership interests.

      "Parent" means Key Components, Inc.

      "Participant" is defined in Section 11.11.2.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which either the Borrower or any of its Subsidiaries or any corporation, trade or business that is, along with the Borrower or any of its Subsidiaries, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      "Percentage" means, relative to any Lender, the percentage set forth opposite the name of such Lender on Schedule II hereto or set forth in a duly executed Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.

      "Permitted Acquisition" means any acquisition by the Borrower of all of the capital stock of, or all or substantially all of the assets of, any Person (or of all of a line of business or business segment of any Person) that was, immediately prior to such acquisition, in a Permitted Business.

      "Permitted Business" means the business of the Borrower and its Subsidiaries on the Effective Date or any business related, ancillary or complementary thereto, or which is an extension thereof, or which involves the light manufacturing of component products being sold in the original equipment manufacturing markets.

      "Permitted Disposition" means any sale, lease, transfer or other disposition of assets of the Borrower or any of its Subsidiaries to the extent that

            (a) the Borrower and such Subsidiary shall have received fair value therefor (as determined by the Board of Directors of the Borrower or such Subsidiary); and

            (b) at the time of each such disposition, no Default shall have occurred and be continuing.

      "Permitted Holder" means (a) John S. Dyson, (b) any Dyson Family Member,
(c) any trustee of any voting or "blind" trust established with respect to investments of or assets held by John S. Dyson or any Dyson Family Member as a consequence of or during the period of service by John S. Dyson as an appointed or elected public official, of which Clay B. Lifflander (or, following his death or disability, another member of the management of the Parent or the Borrower), either individually or with one or more additional trustees, is a trustee and
(d) Clay B. Lifflander.

      "Permitted Quarterly Tax Distributions" means quarterly distributions of Tax Amounts determined on the basis of the annualized estimated taxable income of the Borrower and its consolidated Subsidiaries for the related Estimation Period, but not less than the minimum amount, based upon the prior tax year's tax liability (taking into account only tax items attributable to the Borrower) required to avoid any underpayment penalties or interest, provided, however, that (A) prior to any distributions of Tax Amounts the Borrower shall deliver an officers' certificate certifying that the Tax Amounts to be distributed were determined pursuant to the terms of this Agreement and stating to the effect that the Borrower is disregarded or is treated as a pass-through entity for Federal income tax purposes and whether or not the Parent is a pass-through entity for the relevant period and (B) at the time of such distributions, the most recent audited financial statements of the Borrower reflect that the Borrower was disregarded or treated as a pass-through entity for Federal income tax purposes for the period covered by such financial statements.

      "Person" means any natural person, corporation, partnership, firm, limited liability company, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Plan" means any Pension Plan or Welfare Plan.

      "Pledge Agreement" means the Pledge Agreement executed and delivered pursuant to clause (a) of Section 5.1.7, substantially in the form of Exhibit H hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

      "Quarterly Payment Date" means the last day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

      "Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, currency swap or exchange agreement or any similar arrangement designed to protect a Person against fluctuations in interest rates or currency fluctuations and entered into, from time to time, by the Borrower or any of its Subsidiaries.

      "Realty" means all right, title and interest of the Borrower and its respective Subsidiaries in any land, buildings, improvements, fixtures, other interests in real estate and any leasehold interest in any of the foregoing.

      "Reimbursement Obligation" is defined in Section 2.7.3.

      "Release" means any spilling, leaking, pumping, pouring emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Material or pollutant or contaminant into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material or pollutant or contaminant).

      "Required Lenders" means, at the time any determination thereof is to be made, Lenders holding more than 50% of the then aggregate unpaid principal amount of the Loans or, if no Loans are outstanding, Lenders having an aggregate Percentage of more than 50%.

      "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

      "Revolving Loan" is defined in Section 2.1.1.

      "Revolving Loan Commitment" is defined in Section 2.1.1.

      "Revolving Loan Commitment Amount" means, on any date, $15,000,000, as such amount is reduced from time to time pursuant to Section 2.3.

      "Revolving Loan Commitment Termination Date" means the earliest of

            (a) July 27, 2004;

            (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.3; and

            (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described above, the Revolving Loan Commitments shall terminate automatically and without any further action.

      "Revolving Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Rolling Period" means, as of any date of calculation, the immediately preceding four full Fiscal Quarters.

      "Security Agreements" means, as the context may require, the Borrower Security Agreement and each Guarantor Security Agreement.

      "Senior Notes" means the $80,000,000 10 1/2% Senior Notes Due 2008 of the Borrower, together with any senior notes issued in exchange for such Senior Notes pursuant to a Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Exchange Notes"), in each case as such Senior Notes and such Exchange Notes may be amended and restated or otherwise modified from time to time in accordance with Section 7.2.12.

      "SG" is defined in the preamble.

      "SG Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

            (a) the SG Rate in effect on such day; and

            (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

The SG Base Rate is not necessarily intended to be the lowest rate of interest determined by SG in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the SG Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the SG Base Rate.

      "SG Rate" means, at any time, the rate of interest then most recently established by SG in New York, New York as its base rate for Dollars loaned in the United States.

      "Specified Acquisition" means any Permitted Acquisition that meets the following conditions:

            (a) if at the time of such Permitted Acquisition, or after giving effect thereto, the ratio of (x) the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries (other than the Senior Notes) to (y) EBITDA for the period of four consecutive Fiscal Quarters most recently ended prior to the date of such Permitted Acquisition:

                  (i) exceeds 2.00 to 1, such Permitted Acquisition satisfies the conditions to a borrowing of Acquisition Loans set forth in
            Section 5.3, or

                  (ii) is equal to or less than 2.00 to 1, such Permitted
            Acquisition satisfies the conditions to a borrowing of Acquisition Loans set forth in Section 5.3, other than the conditions set forth in Sections 5.3.3 and 5.3.4;

            (b) the aggregate consideration payable in connection with such Permitted Acquisition (including indebtedness assumed) does not exceed (i) if such Permitted Acquisition is to be financed in whole or in part with any Net Disposition Proceeds, $15,000,000 and (ii) in any other circumstance, $25,000,000; and

            (c) after giving effect thereto, no Default shall be continuing.

      "State" means the several states of the United States of America, including the District of Columbia, and their political subdivisions.

      "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

      "Stated Expiry Date" is defined in Section 2.7.

      "Stated Maturity Date" means (a) with respect to Revolving Loans, the Revolving Loan Commitment Termination Date, and (b) with respect to Acquisition Loans, June 30, 2004.

      "Subsidiary" means, with respect to any Person, (a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, or (b) any partnership, joint venture, limited liability company or other entity as to which such Person, such Person and one or more of its Subsidiaries or one or more Subsidiaries of such Person owns more than a 50% ownership, equity or similar interest or has power to direct or cause the direction of management and policies, or the power to elect the managing partner (or the equivalent), of such partnership, joint venture, limited liability company or other entity, as the case may be.

      "Supermajority Lenders" means, at the time any determination thereof is to be made, Lenders holding more than 66 2/3% of the then aggregate unpaid principal amount of the Loans or, if no Loans are outstanding, Lenders having an aggregate Percentage of more than 66 2/3%.

      "Tax Amounts" means, with respect to any taxable period, an amount equal to (A) the product of (x) the taxable income of the Borrower and its consolidated Subsidiaries for such period as determined by the Tax Amounts CPA and (y) the Tax Percentage reduced by (B) to the extent not previously taken into account, any income tax benefit attributable to the tax items of the Borrower and its consolidated Subsidiaries which could legally be realized (without regard to the actual realization) by the Taxpayers with respect to tax items of the Borrower and its consolidated Subsidiaries in the current or any prior taxable year, or portion thereof, commencing on or after the Closing Date (including any tax losses or tax credits up to the aggregate amount of income tax benefits previously legally realizable by the Taxpayers), computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation.

      "Tax Amounts CPA" means a nationally recognized certified public accounting firm.

      "Taxes" is defined in Section 4.6.

      "Taxpayer(s)" means, (i) for any period when Parent is a pass through entity for federal income tax purposes, the stockholders of Parent and (ii) for any period when the Parent is not a pass through entity for federal income tax purposes, the Parent.

      "Tax Percentage" means, for a particular taxable year, the highest effective marginal combined rate of Federal, state and local income tax, imposed on any Taxpayer, as certified by the Tax Amounts CPA in a certificate filed with the Agent. The rate of "state income tax" to be taken into account for purposes of determining the Tax Percentage for a particular taxable year shall be deemed to be the highest state marginal tax rate applicable to any Taxpayer.

      "Total Commitment Amount" means the sum, without duplication, of the Revolving Loan Commitment Amount and the Acquisition Loan Commitment Amount.

      "type" means, relative to any Loan, that part of such Loan being maintained as a Base Rate Loan or a LIBO Rate Loan.

      "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (i) the aggregate Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year and (ii) the actual Tax Amounts for such year. For purposes of this Agreement, the amount equal to the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) above shall be referred to as the "True-up Amount due to the Borrower" and the excess, if any, of the amount described in clause (ii) over the amount described in clause (i) above shall be referred to as the "True-up Amount due to the Taxpayers."

      "U.C.C." means the Uniform Commercial Code as from time to time in effect in the State of New York.

      "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

      "Welfare Plan" means a "welfare plan" (as such term is defined in Section 3(1) of ERISA), maintained by the Borrower or for which the Borrower or any of its Subsidiaries has any contractual liability.

      "Working Capital" means, at any time of determination, the excess of

            (a) the consolidated current assets of the Borrower and its Subsidiaries at such time (other than cash and cash equivalents held by the Borrower and its Subsidiaries)

over

            (b) the consolidated current liabilities of the Borrower and its Subsidiaries at such time (other than the current portion of outstanding Acquisition Loans and the current portion of the Senior Notes).

      SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and each other Loan Document.

      SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION 1.4. Accounting and Financial Determinations. (a) Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.

      (b) For purposes of making accounting determinations and computations (including under Section 7.2.4), for all periods, and for all dates, prior to May 28, 1998 each reference to the Borrower shall be deemed to be a reference to the Parent.

                                   ARTICLE II
                       COMMITMENTS, BORROWING PROCEDURES,
                           LETTERS OF CREDIT AND NOTES

      SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1.

      SECTION 2.1.1. Revolving Loan Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Lender agrees to make loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Revolving Loans.

      SECTION 2.1.2. Letter of Credit Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, the applicable Issuer will

            (a) issue one or more standby letters of credit (relative to such Issuer, its "Letter of Credit") for the account of the Borrower in respect of obligations of the Borrower in Stated Amounts requested by the Borrower on such day with a Stated Expiry Date not later than one year from such requested date of issuance; or

            (b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date not later than the earlier of (i) the Revolving Loan Commitment Termination Date and (ii) one year from the date of such extension.

      SECTION 2.1.3. Acquisition Loan Commitment. On any Business Day on or prior to the Acquisition Loan Commitment Termination Date, each Lender agrees to make one or more loans (relative to such Lender, its "Acquisition Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of each Borrowing of Acquisition Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section is herein referred to as its "Acquisition Loan Commitment". No amounts paid or prepaid with respect to Acquisition Loans may be reborrowed.

      SECTION 2.2. Lenders Not Permitted or Required To Make Credit Extensions. No Lender shall be permitted or required to make any Loan, and no Issuer shall be obligated to issue or extend any Letter of Credit, under any circumstance described below in this Section.

      SECTION 2.2.1. Revolving Loans. No Borrowing of Revolving Loans shall be made if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans, together with the aggregate amount of all Letter of Credit Outstandings, (a) of all the Lenders would exceed the lesser of the Revolving Loan Commitment Amount or the then existing Borrowing Base Amount, or
(b) of such Lender would exceed the lesser of such Lender's Percentage of the Revolving Loan Commitment Amount or such Lender's Percentage of the then existing Borrowing Base Amount.

      SECTION 2.2.2. Letters of Credit. No issuance or extension of a Letter of Credit shall be made if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the aggregate amount of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Revolving Loans, would exceed the lesser of the Revolving Loan Commitment Amount or the then existing Borrowing Base Amount.

      SECTION 2.2.3. Acquisition Loans. No Borrowing of Acquisition Loans shall be made if, after giving effect thereto, the aggregate principal amount of all the Acquisition Loans (a) of all Lenders would exceed the Acquisition Loan Commitment Amount or (b) of such Lender would exceed such Lender's Percentage of the Acquisition Loan Commitment Amount.

      SECTION 2.3. Optional Reduction of the Commitment Amounts. The Borrower may, from time to time on any Business Day occurring after the time of the initial Credit Extension hereunder, voluntarily reduce the unused amount of the Revolving Loan Commitment Amount and the unused amount of the Acquisition Loan Commitment Amount; provided, however, that all such reductions shall require at least one Business Day's prior notice to the Agent and be permanent, and any partial reduction of the unused amount of the Revolving Loan Commitment Amount or the Acquisition Loan Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000.

      SECTION 2.4. Borrowing Procedure. By delivering a Borrowing Request to the Agent on or before 10:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably request that Base Rate Loans be made on such Business Day or on another Business Day within five Business Days of such Business Day, or that LIBO Rate Loans be made on any Business Day not less than three nor more than five Business Days thereafter. All Loans shall be made in a minimum aggregate amount of $100,000 and an aggregate integral multiple of $50,000 or, if less, in the unused amount of the applicable Commitment, and the proceeds of all Loans shall be used solely for the purposes described in Section
4.10. On the terms and subject to the conditions of this Agreement, each Borrowing shall be made on the Business Day specified in such Borrowing Request. On or before 11:00 a.m. (New York City time) on such Business Day, each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

      SECTION 2.5. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 11:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of conversions to Base Rate Loans, or three Business Days' notice in the case of conversions to or continuations of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in a minimum aggregate amount of $100,000 and an aggregate integral multiple of $50,000 be, in the case of Base Rate Loans converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (a) each such conversion or continuation shall be prorated among the applicable outstanding Revolving Loans of all Lenders and (b) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing (unless the Required Lenders otherwise agree in writing).

      SECTION 2.6. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1 through 4.5, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

      SECTION 2.7. Issuance Procedures. By delivering to the Agent an Issuance Request on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than 5 Business Days' notice, that the applicable Issuer issue, increase the Stated Amount of, or extend the Stated Expiry Date of, as the case may be, a Letter of Credit in such form as may be requested by the Borrower and approved by such Issuer, such Letter of Credit to be used solely for the purposes described in Section 4.10. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier of (a) one year from the date of issuance (subject to extensions for additional one-year periods) and (b) the Revolving Loan Commitment Termination Date. The applicable Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder. Unless notified in writing by the Required Lenders before it issues a Letter of Credit that a Default exists, the applicable Issuer may issue the requested Letter of Credit in accordance with such Issuer's customary practices.

      SECTION 2.7.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by an Issuer pursuant hereto, and without further action, each Lender (other than such Issuer) shall be deemed to have irrevocably and unconditionally purchased (without recourse, representation or warranty), to the extent of its Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its applicable Percentage, be responsible for reimbursing promptly (and in any event within one Business Day together with interest at the Federal Funds Rate (rounded upward, if necessary, to the next highest 1/16 of 1%) for each day until reimbursement is made) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.7.3 or which have been reimbursed by the Borrower but have been required to be returned or disgorged by such Issuer. In addition, such Lender shall, to the extent of its Percentage and so long as it shall have complied with its obligations under this Section and
Section 2.7.3, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation.

      SECTION 2.7.2. Disbursements. The applicable Issuer will notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, such Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. (New York City time) on the first Business Day following the Disbursement Date, the Borrower will reimburse the Agent, for the account of such Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the highest rate per annum then in effect pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement.

      SECTION 2.7.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.7.2 to reimburse the applicable Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse such Issuer (or if any reimbursement by the Borrower must be returned or disgorged by such Issuer for any reason), each Lender's obligation under Section 2.7.1 to reimburse such Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against such Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

      SECTION 2.7.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Default of the type described in Section 8.1.9 or, with notice from the Agent, upon the occurrence and during the continuation of any other Event of Default

            (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding for the account of the Borrower shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the applicable Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

            (b) upon notification by the Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the applicable Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash in an account under the sole control of the Agent and otherwise on terms satisfactory to the Agent and held as collateral security for the

Obligations in connection with the Letters of Credit issued by the Issuers. In the case of any such deemed disbursement resulting from the occurrence of a Default, if such Default has been cured or waived, the Agent shall return to the Borrower all amounts then on deposit with the Agent pursuant to this Section which have not been applied to the partial satisfaction of such Obligations.

      SECTION 2.7.5. Nature of Reimbursement Obligations. The Borrower shall assume all risks of, and each Lender's Obligations under this Section 2.7 shall not be affected by, the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither the applicable Issuer nor any Lender shall be responsible for:

            (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (except to the extent of such Issuer's gross negligence or wilful misconduct);

            (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

            (c) failure of the applicable beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit (except for a failure by such Issuer to honor a demand for payment that strictly complies with the terms of such Letter of Credit);

            (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise; or

            (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith shall be binding upon the Borrower and each Lender, and shall not put the Issuer or any Lender under any resulting liability to either the Borrower or any Lender, as the case may be.

      SECTION 2.8. Notes. Each Lender's Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate applicable to, the Loans evidenced thereby. Such notations shall be rebuttable presumptive evidence of the matters evidenced thereby; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan made to it upon the Stated Maturity Date therefor and pursuant to Section 8.2 and Section 8.3. Prior thereto, repayments and prepayments of Loans shall be made as set forth in this Section 3.1.

      SECTION 3.1.1. Voluntary Prepayments. Prior to the Stated Maturity Date, the Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of Revolving Loans or Acquisition Loans; provided, however, that

            (a) any such prepayments shall be applied to the Loans that the Borrower directs, provided that if any payment is to be applied to Loans other than the Revolving Loans, such payment shall be applied pro rata among the Acquisition Loans of the Borrower of the same type and, if applicable, having the same Interest Period;

            (b) all such voluntary prepayments shall require at least one but no more than five Business Days' prior written notice to the Agent; and

            (c) all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and an integral multiple of $100,000, except in the case of Revolving Loans, which shall be in an aggregate minimum amount of $100,000 and an integral multiple of $50,000.

Each voluntary prepayment of any Acquisition Loans made pursuant to this Section shall be applied, to the extent of such prepayment, in the inverse order of the scheduled repayments of such Loans set forth in clause (b) of Section 3.1.2 and shall be applied first to any Base Rate Loans outstanding prior to being applied to any LIBO Rate Loans outstanding. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty but subject to Section 4.4.

      SECTION 3.1.2. Mandatory Prepayments. Prior to the Stated Maturity Date,

            (a) the Borrower agrees that it shall, on each date when the sum of
      (x) the aggregate outstanding principal amount of all Revolving Loans and
      (y) Letter of Credit Outstandings exceeds the lesser of the Revolving Loan Commitment Amount (as it may be reduced from time to time) and the then existing Borrowing Base Amount, make a mandatory prepayment of all Revolving Loans in an amount equal to such excess (or, to the extent that the aggregate outstanding amount of Revolving Loans is less than such excess, deposit cash in an amount equal to such shortfall in an account as contemplated by the penultimate sentence of Section 2.7.4);

            (b) the Borrower shall, on each date set forth below, make a scheduled repayment of the aggregate outstanding principal amount of Acquisition Loans on the Acquisition Loan Commitment Termination Date in an amount equal to the percentage set forth opposite each such date of such aggregate principal amount:

                                             Percentage of Principal
                                             Amount Outstanding on
                                             Acquisition Loan Commitment
            Repayment Date                   Termination Date
            --------------                   ----------------
            September 30, 2000                    2.50%
            December 31, 2000                     2.50%
            March 31, 2001                        2.50%
            June 30, 2001                         2.50%
            September 30, 2001                    5.00%
            December 31, 2001                     5.00%
            March 31, 2002                        5.00%
            June 30, 2002                         5.00%
            September 30, 2002                    7.50%
            December 31, 2002                     7.50%
            March 31, 2003                        7.50%
            June 30, 2003                         7.50%
            September 30, 2003                    10.00%

            December 31, 2003                     10.00%
            March 31, 2004                        10.00%
            June 30, 2004                         10.00%;

            (c) the Borrower shall,

                  (i) on the date of receipt by it or any of its Subsidiaries of any Net Disposition Proceeds, Net Equity Proceeds or Net Debt Proceeds (but only if any Acquisition Loans are outstanding on such date),

                  (ii) on the fifth Business Day following the receipt by it or any of its Subsidiaries of any Excess Insurance Proceeds (but only if any Acquisition Loans are outstanding on such date), and

                  (iii) on the date of delivery of the audited financial
            statements pursuant to clause (b) of Section 7.1.1 for each Fiscal Year, commencing with the Fiscal Year ending December 31, 1998 (but not later than the date such financial statements are required to be furnished to the Lenders), in the case of Excess Cash Flow (but only if any Acquisition Loans are outstanding on such date), apply (A) 100% of all such Net Disposition Proceeds (but only to the extent that the aggregate amount of all Net Disposition Proceeds exceeds $3,000,000) , Net Equity Proceeds, Excess Insurance Proceeds and Net Debt Proceeds (but only to the extent that the aggregate amount of all Net Debt Proceeds exceeds $5,000,000), as the case may be, and (B) 50% of all such Excess Cash Flow, to make a mandatory prepayment of the Acquisition Loans on a pro rata basis to be applied to the installments thereof in the inverse order of the scheduled repayments of such Acquisition Loans; provided, however, that no prepayment shall be required pursuant to this subparagraph (c) if such Net Disposition Proceeds, Net Equity Proceeds or Net Debt Proceeds are reinvested by the Borrower or any of its Subsidiaries in a Specified Acquisition or in other assets no later than 180 days (or, in the case of Net Disposition Proceeds, no later than 365 days) after their receipt; and

            (d) the Borrower shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all (or if only a portion of the Loans are accelerated thereunder, such portion of) the Loans.

Each prepayment of any Loans made pursuant to this Section shall be made without premium or penalty, except as specified herein.

      SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

      SECTION 3.2.1. Rates. Subject to Sections 2.4 and 2.5, the Borrower may elect, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, that Loans comprising a Borrowing accrue interest at a rate per annum:

            (a) on that portion of the Revolving Loans maintained from time to time as Base Rate Loans, equal to the sum of the SG Base Rate from time to time in effect plus the Applicable Margin;

            (b) on that portion of Revolving Loans maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin;

            (c) on that portion of the Acquisition Loans maintained from time to time as Base Rate Loans, equal to the sum of the SG Base Rate from time to time in effect plus the Applicable Margin; and

            (d) on that portion of Acquisition Loans maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

      "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

         LIBO Rate           =               LIBO Rate
      (Reserve Adjusted)          -------------------------------
                                  1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from SG, two Business Days before the first day of such Interest Period.

      "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to SG's LIBOR Office in the London, England interbank market at or about 11:00 a.m. (London, England time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of SG's LIBO Rate Loan and for a period approximately equal to such Interest Period.

      "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve requirements (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

      All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

      SECTION 3.2.2. Post-Default Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), and after the Borrower has defaulted in the payment of any other monetary Obligation which has become due and payable, and for so long as any such amount continues to be due and payable, the Borrower shall pay interest (after as well as before judgment) on all amounts payable hereunder at a rate per annum equal to the otherwise applicable rate plus an additional margin of 2%.

      SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

            (a) on the Stated Maturity Date therefor;

            (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

            (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

            (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period);

            (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

            (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date therefor, upon acceleration or otherwise) shall be payable upon demand.

      SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this
Section 3.3. All such fees shall be non-refundable.

      SECTION 3.3.1. Revolver Commitment Fee. The Borrower agrees to pay to the Agent, for the pro rata account of each Lender, for the period (including any portion thereof when the Revolving Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee at the rate of 1/2 of 1% per annum on such Lender's Percentage of the sum of the average daily undrawn and unused portion of the Revolving Loan Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on the Revolving Loan Commitment Termination Date.

      SECTION 3.3.2. Acquisition Loan Commitment Fee. The Borrower agrees to pay to the Agent, for the pro rata account of each Lender, for the period (including any portion thereof when the Acquisition Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Acquisition Loan Commitment Termination Date, a commitment fee at the rate of 1/2 of 1% per annum on such Lender's Percentage of the sum of the average daily undrawn and unused portion of the Acquisition Loan Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on the Acquisition Loan Commitment Termination Date.

      SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the pro rata account of the Issuer and each other Lender of Revolving Loans, a Letter of Credit fee in an amount equal to the then Applicable Margin for LIBO Rate Revolving Loans multiplied by the Stated Amount of all Letters of Credit outstanding, such fee to be paid quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date. The Borrower further agrees to pay to each Issuer (a) on the date of (x) the issuance of each Letter of Credit, (y) each increase in the Stated Amount thereof and (z) each extension (automatic or otherwise) of the Stated Expiry Date thereof, an issuance fee in an amount equal to the greater of (i) $500 and (ii) 1/4 of 1% of the Stated Amount thereof (or increase in such Stated Amount) and (b) all reasonable costs and expenses incurred by such Issuer in connection with such Letter of Credit.

      SECTION 3.3.4. Agent's Fees, etc. The Borrower agrees to pay to the Agent for its own account, fees and/or other consideration in the amounts, on the dates and in the manner set forth in the Fee Letter.

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

      SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such LIBO

Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

      SECTION 4.2. Deposits Unavailable. If the Agent shall have determined that

            (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to SG in its relevant market; or

            (b) by reason of circumstances affecting SG's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.4 and Section 2.5 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION 4.3. Increased Costs, etc. (a) The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans (including but not limited to any imposition or effectiveness of reserve requirements not already included in the LIBO Rate Reserve Percentage) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in, after the Effective Date, of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event as provided in clause (c) below, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be paid by the Borrower directly to such Lender promptly (and, in any event, within 15 Business Days of receipt of such notice), and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      (b) If at any time the introduction or effectiveness of or any change in any applicable law, rule or regulation (including without limitation those announced or published prior to the date of this Agreement), or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive issued by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued, or participated in, by any Issuer or Lender, or (ii) impose on any Issuer or Lender any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuer or Lender of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuer or Lender hereunder with respect to Letters of Credit, then, within ten days of the receipt of the notice referred to below (which notice shall be given by the respective Issuer or Lender promptly after it determines such increased cost or reduction is applicable to Letters of Credit or its participation therein) to the Borrower by the respective Issuer or Lender (a copy of which notice shall be sent by such Issuer or Lender to the Agent), the Borrower shall pay to such Issuer or Lender such additional amount or amounts as will compensate such Issuer or Lender for such increased cost or reduction. A notice submitted to the Borrower by such Issuer or Lender, setting forth the basis for the calculation of such additional amount or amounts necessary to compensate such Issuer or Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error.

      (c) Each Lender shall notify the Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under paragraph (a) or (b) of this Section 4.3 as promptly as practicable, but in any event within 30 days after such Lender obtains actual knowledge thereof, provided that if any Lender fails to give such notice within 30 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this
Section 4.3 in respect of any costs resulting from such event, only be entitled to payment under this Section 4.3 for costs incurred from and after the date 30 days prior to the date that such Lender does give such notice.

      (d) Provided that no Default shall have occurred and be continuing, the Borrower may, at any time, replace any Lender as to which the Borrower is obligated to make payments under this Section 4.3 (or under Section 4.6), by giving not less than ten Business Days' prior notice to the Agent (who shall promptly notify such Lender), that it intends to replace such Lender with one or more lenders (including but not limited to one or more Lenders under this Agreement) selected by the Borrower that (i) have agreed to replace such Lender as provided in this paragraph and (ii) are reasonably acceptable to the Agent. Upon the effective date of any replacement under this paragraph and as a condition to such replacement, the replacement lender or lenders shall pay to the Lender being replaced the principal of the Loans held by such Lender and the Borrower shall pay to such Lender, upon delivery to the Borrower of the Notes evidencing the Loans made by such Lender, all accrued interest on such Loans and all other amounts owing to such Lender hereunder (including any amounts payable under Section 4.4 as if such Loans were being prepaid by the Borrower) whereupon each such replacement lender (if not already a Lender) shall become a "Lender" for all purposes of this Agreement.

      SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

            (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

            (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor as a result of the conditions precedent to such Loans not being satisfied or as a result of the Borrower attempting to revoke such Borrowing Request; or

            (c) any Loans not being continued as, or converted into LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall promptly (and, in any event, within 5 Business Days of receipt of such notice) pay directly to such Lender such amount as will (in the determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or Issuer or any Person controlling such Lender or Issuer, and such Lender or Issuer determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender or (to the extent, if any, not covered by Section 4.3(b)) Letters of Credit issued or participated in by such Lender or Issuer is reduced to a level below that which such Lender, Issuer or such controlling Person (to the extent, if any, not covered by Section 4.3(b)) could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or Issuer to the Borrower, the Borrower shall immediately pay directly to such Lender or Issuer additional amounts sufficient to compensate such Lender or Issuer or such controlling Person for such reduction in rate of return. A statement of such Lender or Issuer as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender or Issuer may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

      SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder (including Reimbursement Obligations and fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

            (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

            (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had no such Taxes been asserted.

      If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

      Upon the request of the Borrower or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States or any State thereof shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

      SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to or in respect of this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m. (New York City time), on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees (including any Post-Default Rate interest payments made pursuant to Section 3.2.2) shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on Base Rate Loans, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (b) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment. The Agent is authorized to charge any account maintained by the Borrower with it for any Obligations owing to it or any of the Lenders.

      SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 and 4.6) in excess of its pro rata share of payments pursuant to
Section 4.7, then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Event of Default and with the consent of the Required Lenders, to the extent permitted under applicable law, appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8 and each application shall be in accordance with the application provided for in the Security Agreements (each Lender agreeing promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; but the failure to give such notice shall not affect the validity of such setoff and application). The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

      SECTION 4.10. Use of Proceeds. The proceeds from the Credit Extensions shall be applied:

            (a) in the case of Revolving Loans and Letters of Credit, for working capital and general corporate purposes of the Borrower (including to make Permitted Quarterly Tax Distributions, to pay Management Fees, and to finance Permitted Acquisitions), provided that no proceeds of any Revolving Loan may be used to finance any Permitted Acquisition unless, after giving effect thereto, the sum of (x) the lesser of the Revolving Loan Commitment Amount as then in effect and the Borrowing Base as then in effect, minus (y) the aggregate outstanding amount of Revolving Loans and Letters of Credit Outstandings is greater than $2,000,000; and

            (b) in the case of Acquisition Loans, to finance Permitted Acquisitions.

                                    ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS

      SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, the applicable Issuer to fund the initial Credit Extension shall be subject to the prior or concurrent fulfillment of each of the conditions precedent set forth in this Section 5.1 to the satisfaction of the Agent.

      SECTION 5.1.1. Corporate and Partnership Documents, etc. The Agent shall have received

            (a) from each Obligor, a certificate, dated the date of the initial Credit Extension, of its Secretary or Assistant Secretary as to

                  (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

                  (ii) each Organic Document of such Obligor; and

                  (iii) the incumbency and signatures of the officers of such
            Obligor authorized to act with respect to this Agreement, the Notes and each other Loan Document to be executed by it,

      upon which certificates the Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of such Obligor canceling or amending such prior certificate.

      SECTION 5.1.2. Agreement. The Agent shall have received, with counterparts for each Lender identified on the signature pages hereto, this Agreement duly executed by each such Lender, the Agent and an Authorized Officer of each of the Obligors.

      SECTION 5.1.3. Delivery of Notes. The Agent shall have received, for the account of each Lender entitled thereto, its Revolving Note and Acquisition Note, each dated the date of the initial Credit Extension, and duly executed and delivered by an Authorized Officer of the Borrower.

      SECTION 5.1.4. Required Consents and Approvals. All required consents and approvals required to be obtained prior to the Effective Date shall have been obtained and be in full force and effect with respect to the transactions contemplated hereby and the Acquisition from (a) all relevant governmental authorities and regulatory bodies and (b) any other Person whose consent or approval the Agent deems necessary or appropriate to effect the transactions contemplated hereby and by the Acquisition.

      SECTION 5.1.5. Financial Information, etc. The Agent shall have received prior to the Effective Date, with counterparts for each Lender,

            (a) audited financial statements for the Parent for the fiscal year ended December 31, 1997, prepared in accordance with GAAP consistently applied and free of any Impermissible Qualification; and

            (b) unaudited financial statements for the Parent for the three-month period ended March 31, 1998, certified by the chief financial Authorized Officer of the Borrower, prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and lack of footnote disclosure).

      SECTION 5.1.6. Pledged Property. The Agent shall have received:

            (a) the Pledge Agreement, dated as of the date of the initial Credit Extension, duly executed by the Borrower; and

            (b) the original certificates evidencing all of the issued and outstanding shares of capital stock required to be pledged pursuant to the terms of the Pledge Agreement, which certificates shall be accompanied by undated stock powers duly executed in blank by each relevant Pledgor.

      SECTION 5.1.7. Security Agreements, Filings, etc. The Agent shall have received executed counterparts of the Borrower Security Agreement and each Guarantor Security Agreement, each dated as of the date of the initial Credit Extension duly executed by the Borrower and the relevant Guarantor, as appropriate, together with executed copies of U.C.C. financing statements naming the Borrower and the relevant Guarantor, as appropriate, as the debtor, and the Agent for the benefit of the Lenders, as the secured party, filed or to be filed under the U.C.C. in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the first priority security interest of the Agent pursuant to the Security Agreements, together with evidence satisfactory to the Agent of the filing (or delivery for filing) of an appropriate trademark security agreement supplement.

      SECTION 5.1.8. Solvency Certificates. The Agent shall have received, with copies for each Lender, a solvency certificate, duly executed by the chief executive officer or chief financial Authorized Officer of the Borrower and each Guarantor, as the case may be, in substantially the form of Exhibits K-1 and K-2, respectively, attached hereto.

      SECTION 5.1.9. Closing Date Certificates. The Agent shall have received, with copies for each Lender, a closing date certificate in substantially the form of Exhibit J attached hereto, duly executed by the chief financial or executive Authorized Officer of each Borrower and the Guarantors, and dated the date of the initial Credit Extension, in which certificate the Borrower and the Guarantors shall agree and acknowledge that the statements made therein shall be true and correct representations and warranties of the Borrower and the Guarantors as of such date. All documents and agreements appended to such Closing Date Certificate shall be in form and substance satisfactory to the Agent and the Lenders.

      SECTION 5.1.10. Evidence of Insurance. The Agent shall have received evidence of the insurance coverage required to be maintained pursuant to Section
7.1.4 as of the Closing Date.

      SECTION 5.1.11. Opinions of Counsel. The Agent shall have received an opinion, dated the date of the initial Credit Extension and addressed to the Agent and all the Lenders, from Rubin Baum Levin Constant & Friedman, counsel to the Borrower and the Guarantors, substantially in the form of Exhibit M hereto.

      SECTION 5.1.12. Agent's Closing Fees, Expenses, etc. The Agent shall have received for its own account, and for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and, if then invoiced, 11.3.

      SECTION 5.1.13. Borrowing Base Certificate. The Agent shall have received, with counterparts for each Lender, an initial Borrowing Base Certificate from the Borrower, dated the date of the initial Credit Extension and calculated as of a recent date satisfactory to the Agent, duly executed and delivered by an Authorized Officer of the Borrower.

      SECTION 5.1.14. Satisfactory Legal Form, etc. All documents executed or submitted pursuant hereto on or prior to the Effective Date by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Agent, the Lenders and their counsel; the Agent, the Lenders and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agent, the Lenders or their counsel may reasonably request.

      SECTION 5.2. All Credit Extensions. The obligation of each Lender and Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to the fulfillment of each of the conditions precedent set forth in this Section 5.2 to the satisfaction of the Agent:

      SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any

Credit Extension, the following statements shall be true and correct:

            (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7, and such representations and warranties as are modified to the extent disclosed to the Agent and the Lenders solely as a result of a Permitted Acquisition or Permitted Disposition made in accordance with the terms of this Agreement) and those set forth in the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

            (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7,

                  (i) no labor controversy, litigation, arbitration or
            governmental investigation or proceeding shall be pending or, to the knowledge (after due inquiry) of the Borrower, threatened against the Borrower or any of its Subsidiaries which might materially adversely affect the Borrower's consolidated business, operations, assets, revenues, properties or prospects, which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document or, in the case of the initial Credit Extension, seeks to restrain, enjoin or otherwise prevent the consummation of, or to recover damages or obtain relief as a result of, the transactions contemplated by or in connection with this Agreement or the other Loan Documents; and

                  (ii) no development shall have occurred in any labor
            controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which might materially adversely affect the consolidated businesses, operations, assets, revenues, properties or prospects of the Borrower and its Subsidiaries taken as a whole;

            (c) the sum of the (i) aggregate outstanding principal amount of all Revolving Loans and (ii) aggregate amount of Letter of Credit Outstandings shall not exceed the lesser of the Revolving Loan Commitment Amount (as such amount may be reduced from time to time) and the Borrowing Base Amount in effect at such time (as demonstrated by a Borrowing Base Certificate dated as of the most recent month-end); and

            (d) no Default shall have then occurred and be continuing and the Borrower shall not be in material violation of any law or governmental regulation or court decree.

      SECTION 5.2.2. Credit Extension Request, etc. The Agent shall have received a Borrowing Request if Loans are being requested or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

      SECTION 5.3. Acquisition Loans. The obligation of each Lender to make any Acquisition Loan shall be subject to the fulfillment of each of the conditions precedent set forth in this Section 5.3 to the satisfaction of the Agent:

      SECTION 5.3.1. Permitted Acquisition. At least ten Business Days prior to the proposed Borrowing of Acquisition Loans, the Borrower shall have furnished the Agent with the following:

            (a) a description (in detail reasonably satisfactory to the Agent) of the Permitted Acquisition to which the proceeds of such Acquisition Loans are to be applied to finance;

            (b) a certificate of the chief financial officer of the Borrower demonstrating compliance with the conditions in Sections 5.3.3 (except in the circumstances described in the definition of "Specified

      Acquisition" in Section 1.1), 5.3.4 (except in the circumstances described in the definition of "Specified Acquisition" Section 1.1), 5.3.5 and 5.3.6;

            (c) a true and complete copy of a fully executed purchase agreement (or the execution form of the purchase agreement) relating to the proposed Permitted Acquisition, which purchase agreement shall be in form and substance reasonably satisfactory to the Agent; and

            (d) such other information relating to the proposed Permitted Acquisition as the Agent or any Lender may reasonably request (including audited financial information for the prior three fiscal years regarding the business to be acquired or, if no audited financial statements are available, financial statements certified by a senior financial officer of the relevant entity).

      SECTION 5.3.2. Guaranty; Collateral; Etc. If such Permitted Acquisition consists in whole or in part of a stock acquisition or other acquisition of equity interests, after giving effect to such Permitted Acquisition, the Borrower shall be in compliance with the provisions of Sections 7.1.8 and 7.1.9. In the case of any Permitted Acquisition, after giving effect thereto, the Borrower shall be in compliance with its obligations under Section 7.1.12.

      SECTION 5.3.3. Minimum Interest Coverage. The Pro Forma Interest Coverage Ratio after giving effect to the Permitted Acquisition to be financed with the proceeds of such Acquisition Loans shall be at least 1.75 to 1.00. For purposes of this Section 5.3.3, "Pro Forma Interest Coverage Ratio" means, with respect to any Permitted Acquisition, the ratio of:

      (a) the average of (x) EBITDA for the most recently ended Fiscal Year and
 (y) EBITDA for the most recently ended period of four Fiscal Quarters, where EBITDA is calculated (in each such case):

            (i) as if the business to be acquired in such Permitted Acquisition had been owned by the Borrower for such Fiscal Year or period of four Fiscal Quarters (as the case may be), but without giving effect to any cost-savings associated with such Permitted Acquisition, and

            (ii) by adding back to EBITDA (in each such case) an amount equal to 75% of the cost savings reasonably estimated by the Borrower to be obtained during the 12-month period following such Permitted Acquisition, as a result of such Permitted Acquisition (the "Net Cost Savings"), where

                  (A) such costs savings include only the "hard" cost savings
            (such as from the planned reduction of overhead and by planned reductions in the number of employees) of such Permitted Acquisition, and

                  (B) such cost savings are calculated net of expenses
            associated with such cost savings (such as plant closure costs and severance expenses), provided that the amount of such expenses shall be reduced by the amount of any contributions to the common equity capital of the Borrower that were used to partially finance such Permitted Acquisition;

to

      (b) the amount of Interest Expense reasonably estimated by the Borrower for the 12-month period immediately following such Permitted Acquisition.

      SECTION 5.3.4. Maximum Funded Debt to EBITDA. The Pro Forma Funded Debt to EBITDA Ratio after giving effect to the Permitted Acquisition to be financed with the proceeds of such Acquisition Loans shall be no greater than 5.20 to 1. For purposes of this Section 5.3.4, "Pro Forma Funded Debt to EBITDA Ratio" means, with respect to any Permitted Acquisition, the ratio of:

            (a) Funded Debt as of the date of such Permitted Acquisition,

to

            (b) the average of (x) EBITDA for the most recently ended Fiscal Year and (y) EBITDA for the most recently ended period of four Fiscal Quarters, where EBITDA is calculated (in each such case):

                  (i) as if the business to be acquired in such Permitted
            Acquisition had been owned by the Borrower for such Fiscal Year or period of four Fiscal Quarters (as the case may be), but without giving effect to any cost-savings associated with such Permitted Acquisition, and

                  (ii) by adding back to EBITDA (in each such case) an amount equal to 75% of the cost savings reasonably estimated by the Borrower to be obtained during the 12-month period following such Permitted Acquisition, as a result of such Permitted Acquisition (the "Net Cost Savings"), where

                        (A) such costs savings include only the "hard" cost
                  savings (such as from the planned reduction of overhead and by planned reductions in the number of employees) of such Permitted Acquisition, and

                        (B) such cost savings are calculated net of expenses
                  associated with such cost savings (such as plant closure costs and severance expenses), provided that the amount of such expenses shall be reduced by the amount of any contributions to the common equity capital of the Borrower that were used to partially finance such Permitted Acquisition.

      SECTION 5.3.5. Timing of Permitted Acquisitions. After giving effect to the Permitted Acquisition to be financed with such Acquisition Loans, no more than four Permitted Acquisitions shall have been consummated during the immediately preceding 180-day period.

      SECTION 5.3.6. Size of Permitted Acquisitions. After giving effect to the Permitted Acquisition to be financed with such Acquisition Loans, the aggregate consideration paid or to be paid by the Obligors, together with the aggregate amount of all Indebtedness assumed in connection therewith, with respect to all Permitted Acquisitions consummated during the immediately preceding 180-day period shall not exceed $25,000,000.

      SECTION 5.3.7. Due Diligence Report. If the aggregate consideration payable by the Obligors in connection with such Permitted Acquisition (including the amount of any Indebtedness assumed in connection therewith) exceeds $15,000,000, each of the Lenders shall have received a due diligence report with respect to such Permitted Acquisition (in scope and form reasonably acceptable to the Agent) from an accounting firm reasonably acceptable to the Agent. If the aggregate consideration payable by the Obligors in connection with such Permitted Acquisition (including the amount of any Indebtedness assumed in connection therewith) is equal to or less than $15,000,000 and a due diligence report is nevertheless obtained by the Borrower, each of the Lenders shall have received such due diligence report with respect to such Permitted Acquisition.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders, each Issuer and the Agent to enter into this Agreement and to make Credit Extensions hereunder, each Borrower and the Guarantors jointly and severally represents and warrants to the Agent, each Issuer and each Lender as set forth in this Article VI.

      SECTION 6.1. Organization, etc. The Borrower and each of its Subsidiaries and each other Obligor (i) is a corporation or limited liability company validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (ii) is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, other than any such qualifications, the absence of which, could not reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole.

      SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, are within the Borrower's and each such Obligor's corporate or limited liability company powers, have been duly authorized by all necessary corporate action or limited liability company action, as the case may be, and do not

            (a) contravene or result in a default under the Borrower's or any such Obligor's Organic Documents;

            (b) contravene or result in a default under any law or governmental regulation, court decree, order or material contractual restriction binding on the Borrower or any such Obligor; or

            (c) result in, or require the creation or imposition of, any Lien on any of any Obligor's properties other than the Liens created under the Loan Documents in favor of the Agent for the benefit of the Lenders.

      SECTION 6.3. Government Approval, Regulation, Compliance with Law, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for
(a) the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, (b) the grant by the Borrower and each applicable Obligor of the security interests, pledges and Liens granted by the Loan Documents, or (c) the perfection of or the exercise by the Agent or any Lender of its rights and remedies under this Agreement or any other Loan Document, other than, in the case of (b) and (c) above, compliance with the Assignment of Claims Act of 1940.

      SECTION 6.4. Validity, etc. This Agreement and each of the Notes has been duly executed and delivered, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). Each of the Loan Documents which purports to create a security interest creates a valid first priority security interest in the Collateral subject thereto, subject only to Liens permitted by Section 7.2.3, securing the payment of the Obligations.

      SECTION 6.5. Financial Information. The financial statements delivered pursuant to Sections 5.1.6(a) and (b) have been prepared in accordance with GAAP consistently applied (including application of Financial Accounting Statement No. 106), except that in the case of financial statements for interim periods such statements do not have footnotes and are subject to customary year-end audit adjustments) and such financial statements present fairly the financial condition of the corporations or other entities covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Borrower and its Subsidiaries have no material liabilities, including as to contingencies and unusual or forward commitments, that are not disclosed in the foregoing financial statements or the footnotes thereto or set forth in Item 6.5 ("Certain Material Liabilities") of the Disclosure Schedule.

      SECTION 6.6. No Material Adverse Change. Since the date of the financial statements described in clause

(a) of Section 5.1.6, there has been no material adverse change in the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries, taken as a whole.

      SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of either the Borrower or any Guarantor, any litigation threatened in writing, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to materially adversely affect the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries taken as a whole, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule, or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document.

      SECTION 6.8. Subsidiaries. The Borrower has no Subsidiaries except the Guarantors and those Subsidiaries which it may acquire or create after the date of the initial Credit Extension with the prior written consent of the Required Lenders. None of the Guarantors has any Subsidiaries.

      SECTION 6.9. Ownership of Properties. Except as set forth in Item 6.9 ("Ownership of Properties") of the Disclosure Schedule, the Borrower and each of its Subsidiaries, own good and marketable title to all of their properties and assets, have valid fee or leasehold interests in all property, as the case may be, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) other than the Liens permitted pursuant to Section 7.2.3. Neither the Borrower nor any of its Subsidiaries owns any real property in fee other than as set forth in Item 6.9 of the Disclosure Schedule. There are no copyrights or patents owned by the Borrower.

      SECTION 6.10. Taxes. The Borrower is a limited liability company and each of its Subsidiaries are Subchapter S corporations (other than Key Components Finance Corp.) for purposes of all federal, state and local income tax purposes. The Borrower and each of its Subsidiaries have filed (a) all returns and reports required by law to have been filed by or with respect to it in connection with federal, state and local income taxes (including any predecessor entity or entities (including, without limitation, any withholding taxes of any nature whatsoever)) and (b) all other returns and reports with respect to Taxes required by law to have been filed. All federal, state and local income taxes (as described above) that are shown as due on any tax return have been paid in full and all other Taxes and governmental charges that are owing have been paid in full, except such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group or any other Obligor has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 6.12. Environmental Warranties. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule, and except to the extent that the same could not reasonably be expected to have a material adverse effect on the financial condition of any Obligor:

            (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and such Subsidiaries in compliance with all Environmental Laws;

            (b) there have been no past, and there are no pending or threatened,

                  (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                  (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law or, with regard to contamination, any common or civil law;

            (c) there is no claim, complaint, notice, request for information or inquiry that has been received by or made to the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law or, with regard to contamination, any common or civil law;

            (d) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

            (e) the Borrower and its Subsidiaries have been issued and are in compliance in all material respects with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

            (f) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

            (g) there are no underground storage tanks (including petroleum storage tanks) that are abandoned or that have been inactive for greater than one year on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

            (h) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that do not have leak detection systems as required by and in compliance with all Environmental Laws;

            (i) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that have Released or suffered Release(s) of Hazardous Materials;

            (j) there are no fuel pumps, underground storage tanks, or above ground storage tanks, including petroleum storage tanks, on or under any property now owned or leased by the Borrower or any of its Subsidiaries that may reasonably be expected to have a material adverse effect on the financial condition of any Obligor;

            (k) neither the Borrower nor any of its Subsidiaries has, to the best of its knowledge, directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

            (l) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries; and

            (m) no conditions (other than those covered in the preceding clauses
      (a) through (l)) exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any Environmental Law.

      SECTION 6.13. Accuracy of Information. (a) All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any Guarantor in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower or such Guarantor to the Agent or any Lender, will be, when taken as a whole true and accurate in every material respect on the date as of which such information is dated or certified and, as to information delivered before the Effective Date, as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

      (b) All written information prepared by any consultant or professional advisor on behalf of the Borrower or any of its Subsidiaries which was furnished to the Agent or any Lender in connection with the preparation, execution and delivery of this Agreement has been reviewed by the Borrower, and nothing has come to the attention of the Borrower in the context of such review which would lead them to believe that such information (or the assumptions on which such information is based) is not, taken as a whole, true and correct in all material respects or that such information, taken as a whole, omits to state any material fact necessary to make such information not misleading in any material respect.

      (c) Insofar as any of the information described above includes assumptions, estimates, projections or opinions, each of the Borrower and the Guarantors has reviewed such matters and nothing has come to the attention of the Borrower in the context of such review which would lead it to believe that (subject to qualitative variances therein to reflect differing scenarios) such assumptions, estimates, projections or opinions omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not reasonable or not misleading in any material respect. All projections and estimates have been prepared in good faith on the basis of reasonable assumptions and represent the best estimate of future performance by the party supplying the same.

      SECTION 6.14. Intellectual Property Collateral. With respect to any Intellectual Property Collateral the loss, impairment or infringement of which might have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries, taken as a whole:

            (a) such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

            (b) such Intellectual Property Collateral is valid and enforceable;

            (c) the Borrower and its Subsidiaries have made all necessary filings and recordations to protect their respective interests in such Intellectual Property Collateral, including without limitation, recordations of all such interests in the Intellectual Property Collateral in the United States Patent and Trademark Office; and

            (d) the Borrower and its Subsidiaries are the exclusive owners of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral (except for Liens created under the Loan Documents) and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party.

      SECTION 6.15. Ownership of Equity Interests. The Borrower owns free and clear of all Liens (other than any Lien pursuant to the Pledge Agreement), all of the issued and outstanding capital stock of each of the Guarantors. There are no outstanding options, warrants or convertible securities with respect to the capital stock of the Borrower.

      SECTION 6.16. Absence of Default. Neither the Borrower nor any of its Subsidiaries is (i) in default as of the Effective Date in the payment of (or in the performance of any obligation applicable to) any Indebtedness, except as disclosed in Item 6.17 ("Absence of Default") in the Disclosure Schedule or (ii) in violation of any law or governmental regulation or court decree or order, in any respect.

      SECTION 6.17. Regulations G, U and X. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock". None of the proceeds of any Loan or any Letter of Credit will be used for the purpose of, or be made available by the Borrower in any manner to any other Person to enable or assist such Person in, directly or indirectly purchasing or carrying "margin stock". Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      SECTION 6.18. Government Regulation. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 6.19. Burdensome Agreements. Neither the Borrower nor any of its Subsidiaries is or will be a party to any instrument which could have a materially adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries, taken as a whole.

      SECTION 6.20. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of the Borrower and its Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Borrower and its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by December 31, 1999, except to the extent such reprogramming and testing would not be reasonably expected to have a material adverse effect on the business of the Borrower and its Subsidiaries, taken as a whole. The currently anticipated cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequence of year 2000 compliance to the Borrower and its Subsidiaries would not reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole.

                                   ARTICLE VII
                                    COVENANTS

      SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Agent, each Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

      SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

            (a) as soon as available and in any event within 30 days after the end of each month of each Fiscal Year of the Borrower, a monthly consolidated financial report for such month and a consolidated balance sheet of the Borrower as of the end of such month and a consolidated statement of earnings of the Borrower for such month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the figures
      (x) for the corresponding date and periods of the previous Fiscal Year (adjusted to give pro forma effect to consummated acquisitions) and (y) from the applicable budget referred to in Section 7.1.1(i), certified by the chief financial Authorized Officer of the Borrower in a manner acceptable to the Agent;

            (b) (i) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower (or, with respect to the first, second and third such Fiscal Year ending after the date of this Agreement, 120 days), a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of earnings and consolidated statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) by Price Waterhouse Coopers LLP or other independent public accountants of nationally recognized standing as fairly presenting, in accordance with GAAP consistently applied, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries at the end of such Fiscal Year and for the Fiscal Year then ended, together with a certificate, executed by the chief financial Authorized Officer of the Borrower, (x) showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) the calculation of Excess Cash Flow, (y) setting forth in comparative form the corresponding consolidated and consolidating figures from the applicable budget referred to in Section 7.1.1(i), and (z) a Compliance Certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2.4 and (ii) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, all management letters and internal control and similar memoranda prepared by the accountants certifying the financial statements of the Borrower for such Fiscal Year;

            (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower, (i) a quarterly financial report and consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings and consolidated and consolidating statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form (x) the consolidated and consolidating figures for the corresponding date and periods of the previous Fiscal Year (giving pro forma effect to any consummated acquisitions) and (y) the corresponding consolidated and consolidating figures from the applicable budget referred to in Section 7.1.1(i) certified by the chief financial Authorized Officer of the Borrower in a manner acceptable to the Agent, and (ii) a Compliance Certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2.4;

            (d) as soon as available and in any event within 15 days after the end of each calendar month (if any Revolving Loans are then outstanding), a Borrowing Base Certificate calculated as of the last day of such month;

            (e) as soon as possible and in any event within three Business Days after knowledge of an Authorized Officer of the occurrence of any Default, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

            (f) as soon as possible and in any event within three Business Days after (x) the occurrence of any materially adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 6.7, notice thereof and, at the Agent's request, copies of all documentation relating thereto;

            (g) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any class of its security holders generally, in their capacities as such, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange

      Commission or any securities exchange;

            (h) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

            (i) promptly when available and, in any event, (x) at least 30 days prior to the last day of each Fiscal Year, a preliminary budget in form and scope satisfactory to the Agent for the next succeeding Fiscal Year, and (y) within 60 days after the beginning of each Fiscal Year, a definitive budget in form and scope satisfactory to the Agent for such Fiscal Year, in each case in reasonable detail for the relevant Fiscal Year, prepared on a consolidated and consolidating basis, and setting forth the principal assumptions upon which such budget is based;

            (j) if, as a result of any material change in accounting principles and policies from those used in the preparation of the Financial Statements referred to in Section 6.5, the financial statements delivered pursuant to clause (a), (b) or (c) of this Section 7.1.1 will differ in any material respect from the financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, at the reasonable request of the Required Lenders, consolidated financial statements of the Borrower and its Subsidiaries for (i) the then current Fiscal Year to the effective date of such change and (ii) the one full Fiscal Year immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and a written statement of the chief accounting Authorized Officer or chief financial Authorized Officer of the Borrower setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change; and

            (k) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request, including in respect of establishing the eligibility of the Accounts and Inventory comprising the Eligible Accounts and Eligible Inventory included in each Borrowing Base Certificate delivered pursuant to this Agreement.

      SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to:

            (a) comply in all material respects with all governmental rules and regulations and all other material applicable laws, rules, regulations and orders, such compliance to include the maintenance and preservation of its corporate, limited liability company or other organizational existence and qualification as a foreign corporation or limited liability company in any jurisdiction where the Borrower or its Subsidiaries have assets or conduct business; and

            (b) comply in all material respects with all governmental rules and regulations and all other material applicable laws, rules, regulations and orders relating to taxation, including the payment, before the same become delinquent, of (i) all federal, state and local income taxes and (ii) all other taxes, assessments and governmental charges except in each such case to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep their respective properties in good repair, working order and condition, subject to ordinary wear and tear, and make necessary and proper repairs, renewals (including lease payments on leasehold properties) and replacements so that the business carried on in connection therewith may be conducted as it is on the date of this Agreement.

      SECTION 7.1.4. Insurance. (a) The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with responsible and reputable insurance carriers licensed to write insurance, insurance with respect to all their property, business and assets against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses (including key-man life insurance on the lives of George Scherer and Michael Colecchi, in the amounts of $3,000,000 and $2,000,000, respectively, which shall be collaterally assigned to the Agent for the benefit of the Lenders).

      (b) All premiums on insurance policies required under this Section shall be paid by the Borrower and its Subsidiaries. Each policy for property insurance maintained by the Borrower and its Subsidiaries shall (i) name the Agent (as Agent for the Lenders) as loss payee under a lenders loss payable clause, (ii) provide that no cancellation, reduction in amount or material change in coverage thereof or any portion thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, (iii) provide that any notice under such policies relating to cancellation, reduction or material change in coverage or the occurrence of any loss in excess of $250,000 shall be simultaneously delivered to the Agent and (iv) be reasonably satisfactory in all other respects to the Agent. Each policy for liability insurance maintained by the Borrower and its Subsidiaries shall (i) name the Agent (as Agent for the Lenders) as an additional insured, (ii) provide that no cancellation, reduction in amount or material change in coverage thereof or any portion thereof shall occur by reason of any breach of any representation or warranty, nor shall any thereof be effective, until at least 30 days after receipt by the Agent of written notice thereof, (iii) provide that any notice under such policies relating to cancellation, reduction or material change in coverage or the occurrence of any loss in excess of $250,000 shall be simultaneously delivered to the Agent and (iv) be reasonably satisfactory in all other respects to the Agent.

      (c) The Borrower will deliver, and will cause its Subsidiaries to deliver, to the Agent, promptly upon request, (i) the originals of all policies evidencing all insurance required to be maintained under clause (a) or certificates thereof by the insurers together with a counterpart of each policy,
(ii) a satisfactory insurance broker's letter as to the adequacy of the insurance being maintained by the Borrower and its Subsidiaries and as to the compliance of the same with the requirements of this Section and (iii) evidence as to the payment of all premiums then due thereon (or with respect to any insurance policies providing for payment other than by a single lump sum, all installments for the current year due thereon to such date), provided that neither the Agent nor any Lender shall be deemed by reason of its custody of such policies to have knowledge of the contents thereof. The Borrower will also deliver, and will cause its Subsidiaries to deliver, to the Agent not later than five days prior to the expiration of any policy a binder or certificate of the insurer evidencing the replacement thereof.

      (d) If a Default has not occurred and is not continuing, all proceeds of property insurance (other than any proceeds of business interruption insurance and proceeds which reimburse the Borrower or any applicable Subsidiary for environmental liabilities or remediation costs previously paid by the Borrower or such Subsidiary) paid on account of the loss of or damage to any property or asset of the Borrower or any of its Subsidiaries shall be paid to the Borrower or applicable Subsidiary, and the Borrower or such Subsidiary shall use such proceeds within 365 days thereafter to repair, restore or replace such property or asset. With respect to any casualty or other covered occurrence in which the aggregate proceeds of property insurance receivable by the Borrower or any applicable Subsidiary (other than any proceeds of business interruption insurance and proceeds which reimburse the Borrower or such Subsidiary for environmental liabilities or remediation costs previously paid by the Borrower or such Subsidiary) exceeds $1,000,000, to the extent the Borrower or such Subsidiary elects not to apply such insurance proceeds for the repair, replacement or restoration of such property or asset, or such insurance proceeds are not in fact so applied within 365 days, all of such unutilized insurance proceeds shall be delivered by the Borrower or such Subsidiary (and the Borrower shall cause such Subsidiary to so deliver) to the Agent and shall constitute "Excess Insurance Proceeds", to be applied as a mandatory prepayment of the Acquisition Loans pursuant to clause (c) of Section 3.1.2. Notwithstanding any provision to the contrary in this Agreement or any other Loan Document, if a

Default has occurred and is continuing, all proceeds of property insurance (including business interruption insurance) shall be payable directly to the Agent and the Agent in its sole discretion may treat such proceeds as "Excess Insurance Proceeds" or, subject to the consent of the Required Lenders, permit the use of such proceeds to repair, restore or replace the property or asset which suffered the loss for which such proceeds are being paid.

      SECTION 7.1.5. Books and Records. (a) The Borrower will, and will cause each of their respective Subsidiaries to, keep books and records which accurately reflect all of their respective business affairs and transactions.

      (b) The Borrower will, and will cause each of its Subsidiaries to, permit the Agent and each Lender or any of their representatives, at reasonable times and intervals and upon reasonable notice, to visit all of their respective offices, to discuss their respective financial matters with their respective officers and independent public accountant and consultants (and the Borrower hereby authorizes such independent public accountant and consultants to discuss such financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, copy extracts from) any of their respective books or other business records (including computer records).

      (c) The Borrower shall pay any reasonable fees of such independent public accountant and consultants incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section. The Agent, in its sole discretion and at the sole expense of the Borrower, may conduct such audits and examinations of the books and records of the Borrower and its Subsidiaries as the Agent reasonably deems necessary or advisable.

      SECTION 7.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

            (a) use and operate all of their respective facilities and properties in compliance in all material respects with all Environmental Laws, keep (and, when applicable, obtain in a timely manner) all necessary material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance in all material respects therewith, and handle all Hazardous Materials (including the disposition and storing thereof) in compliance in all material respects with all applicable Environmental Laws;

            (b) respond to all Releases upon or from the Realty in accordance with law and in a manner that assures and will assure that, to the maximum extent possible, State funds pay for the response to Releases;

            (c) promptly notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws;

            (d) comply in all material respects with all governmental requirements regarding notification and reporting of spills and releases of Hazardous Materials and provide to the Agent promptly after the receipt thereof, a copy of all required notices and reports in the event of any spill or release of Hazardous Material upon or from the Realty;

            (e) promptly notify the Agent of any notice of violation, order or other enforcement action under the Environmental Laws or any request for information or notification that the Borrower or any of its Subsidiaries is a potentially responsible party at any site, or request or requirement for corrective or response action which comes to the attention of the Borrower or any of its Subsidiaries in connection with any Environmental Laws, and the Borrower will, and will cause each of its Subsidiaries to, notify the Agent of any action or proceeding, which to its knowledge is threatened or pending, of any claim relating to the existence in, on or under the Realty or any property adjoining the Realty of, or the spilling, discharge or emission on or from the Realty or any such adjoining property of, any Hazardous Material; and

            (f) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section.

      SECTION 7.1.7. As to Intellectual Property Collateral. (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, unless the Borrower or such Subsidiary shall reasonably and in good faith determine (and notice of such determination shall have been delivered to the Agent) that any of its Intellectual Property Collateral is not of material economic value to it, do any act, or omit to do any act, whereby any of such Intellectual Property Collateral may lapse or become abandoned or dedicated to the public or unenforceable.

      (b) The Borrower shall notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable (except for any Intellectual Property Collateral that terminates or expires in accordance with its terms or the term of its original patent), or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding the ownership of the Borrower or any of its Subsidiaries of any material item of the Intellectual Property Collateral or the Borrower's or such Subsidiary's right to register the same or to keep and maintain and enforce the same.

      (c) In no event shall the Borrower or any of its Subsidiaries, or any of their respective agents, employees, designees or licensees, file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Agent, and upon request of the Agent, executes and delivers any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent's security interest for the benefit of the Lenders in such Intellectual Property Collateral and the goodwill and general intangibles of the Borrower or such Subsidiary relating thereto or represented thereby.

      (d) The Borrower shall take, and shall cause its Subsidiaries to take, all reasonably necessary steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, any material item of the Intellectual Property Collateral (other than any common law intellectual property that cannot be so registered), including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and (c)).

      SECTION 7.1.8. Future Subsidiaries. Without limiting the effect of any provision contained herein (including Section 7.2.5), upon any Person becoming, after the Effective Date, either a direct or indirect Subsidiary of the Borrower, or upon the Borrower acquiring additional capital stock or other ownership interests of any existing Subsidiary having voting rights or contingent voting rights

            (a) such Person shall become a party to (x) a guaranty in substantially the form of the provisions of the guaranty of the Guarantors contained in Article IX hereto, and (y) a security agreement in substantially the form of the Guarantor Security Agreement, if not already a party to any of the foregoing, with such modifications as the Agent may reasonably request, in a manner satisfactory to the Agent;

            (b) the Borrower and the applicable Subsidiary shall, pursuant to the Pledge Agreement or another pledge agreement substantially in the form of the Pledge Agreement, pledge to the Agent for the benefit of the Lenders all of the outstanding shares of such capital stock or other ownership interests of such Subsidiary owned directly by it, along with undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock or other ownership interests are uncertificated, confirmation and evidence satisfactory to the Agent that the security interest in such uncertificated securities has been perfected by the Agent in accordance with Section 8-313 and Section 8-321 of the U.C.C. or any similar law which may be applicable); and

            (c) the Agent shall have received from each such Subsidiary certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near (but prior to) the date of any such Person becoming a direct or indirect Subsidiary of the Borrower, listing all effective financing statements, tax liens and judgment liens which name such Person as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to this Agreement and the other Loan Documents, and in such other jurisdictions as the Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements (i) filed pursuant to the terms hereof in favor of the Agent for the benefit of the Lenders, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements, (ii) being terminated pursuant to termination statements that are to be delivered on or prior to the date such Person becomes such Subsidiary or (iii) in respect of protective filings or Liens permitted under Section 7.2.3) shall cover any of the Collateral); and

            (d) the Agent shall have received from each such Subsidiary executed copies of U.C.C. financing statements naming each such Subsidiary as the debtor and the Agent for the benefit of the Lenders as the secured party, suitable for filing under the U.C.C. of all jurisdictions as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the first priority security interest of the Agent for the benefit of the Lenders pursuant to the security agreement entered into by such Subsidiary, together with evidence satisfactory to the Agent of the filing (or delivery for filing) of appropriate trademark, copyright and patent security supplements, together, in each case, with such opinions of legal counsel for the Borrower relating thereto, which legal opinions shall be in form and substance reasonably satisfactory to the Agent.

      SECTION 7.1.9. Future Real Estate Properties. Within 30 days after the acquisition by the Borrower of any real property owned in fee, the Borrower shall take all steps necessary, at its own cost and expense, to (a) grant the Agent for the benefit of the Lenders a first priority mortgage Lien on such real property and buildings and improvements thereon and (b) obtain title insurance coverage on such property in an amount, containing such terms and exceptions and issued by an insurance company acceptable to the Agent in the Agent's reasonable discretion (together with such favorable legal opinions with respect thereto as the Agent may reasonably request).

      SECTION 7.1.10. Board Monitoring. The Borrower and the Guarantors hereby agree to permit the Agent's counsel or any other Person designated by the Agent from time to time, to attend and monitor at the Borrower's expense all meetings of the Borrower's or the Guarantors' Board of Directors, and to receive copies of all board minutes, and other materials or documents provided by the Borrower and the Guarantors to their shareholders.

      SECTION 7.1.11. Separate Corporate Existence. Each of the Borrower and the Guarantors shall (a) do all things necessary to maintain its corporate existence separate and apart from each other, including, without limitation, holding regular meetings of its shareholders and Board of Directors, and maintain appropriate business books and records (including a current minute book), (b) not suffer any limitation on the authority of its own directors and officers to conduct its business and affairs in accordance with their independent business judgment (except for any limitations imposed by applicable law), or authorize any Person other than its own officers and directors to act on their own behalf with respect to matters, and (c) shall (i) maintain capitalization adequate for the conduct of its business, (ii) account for and manage all of its liabilities separately from those of any other Person, including, without limitation, payment by it of all payroll and other administrative expenses and taxes from its own assets, and (iii) segregate and identify separately all of its assets from those of any other Person.

      SECTION 7.1.12. Further Assurances. The Borrower agrees that from time to time, at the expense of the Borrower, the Borrower will, and will cause each of its Subsidiaries to, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect the assignments, security interests and Liens granted or purported to be granted under the Loan Documents or to enable the Agent or any Lender to exercise and enforce its rights and remedies under this Agreement or any other Loan Document with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to

            (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the assignments, security interests and Liens granted or purported to be granted under the Loan Documents;

            (b) furnish to the Agent, from time to time at the Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

      With respect to the foregoing and the grant of the security interest under the Loan Documents, the Borrower and each of its Subsidiaries hereby authorize the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any such Subsidiary where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

      SECTION 7.1.13. Real Estate Mortgages. The Borrower and the Guarantors agree that, no later than 60 days after the Effective Date, they shall deliver to the Agent counterparts of the real estate mortgages, which shall be in form and substance reasonably satisfactory to the Agent (as amended, supplemented, restated or otherwise modified from time to time, the "Mortgages"), duly executed by the Borrower and the Guarantors, together with

            (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Mortgages (and related fixture filings) as may be necessary or, in the opinion of the Agent, desirable to effectively create a valid first priority mortgage Lien against all of the Realty owned by the Borrower; and

            (b) such other approvals, opinions or documents in connection therewith as the Agent may reasonably request.

      SECTION 7.1.14. Title Insurance. The Borrower agrees that, no later than 60 days after the Effective Date, it shall furnish to the Agent a mortgagee's title insurance policy satisfactory to it and from an independent title insurer satisfactory to it (the "Title Insurer"), with respect to the Realty owned by the Borrower and its Subsidiaries, insuring that title to such Realty is marketable and that the interests created by each Mortgage constitute valid Liens thereon free and clear of all defects and encumbrances, and such other matters reasonably approved by the Agent, and such policy shall also include a revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, a mechanic's lien endorsement and such other endorsements as the Agent shall reasonably request. All premiums, title examination, survey, departmental violations, judgment and U.C.C. search charges, mortgage recording taxes and fees, and other taxes, charges and fees shall be paid in full or provided for in a manner satisfactory to the Title Insurer and the Agent, and the Agent shall have been furnished satisfactory evidence of such payment or provision.

      SECTION 7.1.15. Realty Survey. The Borrower agrees that, no later than 60 days after the Effective Date (and to the extent necessary to obtain the title insurance required pursuant to Section 7.1.15), it shall furnish to the Agent a current survey of the Realty owned by the Borrower and its Subsidiaries and the improvements thereon prepared in accordance with the current Minimum Standard Detail Requirements for Land Title Surveys as adopted by the American Land Title Association and the American Congress on Surveying and Mapping, prepared and certified to the Agent and the Title Insurer by a licensed surveyor or engineer, which surveyor and survey shall be reasonably satisfactory in all respects to the Agent and to the Title Insurer and which certification shall include, among other things, a statement to the effect that all portions of such Realty that lie within any flood areas designated on any maps entitled "Flood Insurance Rate Map", "Flood Hazard Floodway Boundary Map", "Flood Hazard Boundary Map", or "Flood Boundary and Floodway Map" published by the Federal Emergency Management Agency or on any Flood Hazard Boundary Map published by the U.S. Department of Housing and Urban Development have been outlined and labeled on the survey.

      SECTION 7.2. Negative Covenants. The Borrower agrees with the Agent, each Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

      SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except Permitted Businesses.

      SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than the following:

            (a) Indebtedness in respect of the Credit Extensions and other Obligations;

            (b) until the date of the initial Credit Extension, Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

            (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

            (d) Indebtedness (other than Indebtedness described in the immediately preceding clause (c)) in an aggregate principal amount not to exceed $5,000,000 at any time outstanding in respect of (i) purchase money Indebtedness which is incurred by the Borrower or any of its Subsidiaries to a vendor to finance its acquisition of any assets permitted to be acquired pursuant to Section 7.2.7 and (ii) Capitalized Lease Liabilities to the extent permitted by Section 7.2.7;

            (e) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding all Indebtedness incurred through the borrowing of money and all Contingent Liabilities);

            (f) Indebtedness in respect of Rate Protection Agreements with a Lender and entered into solely with respect to the Credit Extensions;

            (g) Indebtedness consisting of the Senior Notes (and any refinancing thereof on terms that are, in all material respects, at least as favorable to the Borrower as the terms of the Senior Notes), provided that the aggregate principal amount thereof shall not exceed $80,000,000; and

            (h) Indebtedness of the Borrower to any Guarantor, and Indebtedness of any Guarantor to the Borrower or any other Guarantor;

provided, however, that no Indebtedness pursuant to clause (d) may be incurred if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not make any voluntary or optional prepayment, voluntary redemption or repurchase (including, but not limited to, any payment of interest in cash if such cash payment is not required) in respect of any Indebtedness other than the Loans and the Reimbursement Obligations, except that, so long as no Default is continuing or would exist after giving effect thereto, the Borrower may make (i) prepayments, redemptions or repurchases in an aggregate amount in any Fiscal

Year not to exceed the amount that the Acquisition Loans were prepaid in such Fiscal Year pursuant to Section 3.1.2(c)(B), (ii) prepayments, redemptions or repurchases of Indebtedness permitted pursuant to Sections 7.2.2(c) and 7.2.2(d) and (iii) the refinancing of the Senior Notes as permitted by Section 7.2.2(g).

      SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

            (a) Liens securing payment of the Obligations granted pursuant to any Loan Document;

            (b) Liens granted to secure payment of the Indebtedness of the type permitted and described in clause (d) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness and Liens identified in Item 7.2.3 ("Existing Liens") of the Disclosure Schedule;

            (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (e) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits (excluding any Liens in favor of a Pension Plan or PBGC), or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

            (f) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

            (g) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries; and

            (h) Liens arising out of leases or subleases granted by the Borrower to others in the ordinary course of business of the Borrower and its Subsidiaries.

      SECTION 7.2.4. Financial Condition. The Borrower will not permit:

            (a) the Interest Coverage Ratio, as of the last day of each Fiscal Quarter set forth below, to be less than the ratio set forth opposite such Fiscal Quarter:

        Fiscal Quarters ending                     Minimum Interest
       in the following periods                     Coverage Ratio
       ------------------------                     --------------
        Effective Date through
           December 30, 2000                           1.50 to 1

       December 31, 2000 through
           December 30, 2001                           1.75 to 1

       December 31, 2001 through
           December 30, 2002                           2.00 to 1

       December 31, 2002 through
           December 30, 2003                           2.15 to 1

         December 31, 2003 and
              thereafter                               2.25 to 1

            (b) the Fixed Charge Coverage Ratio at all times to be less than
      1.25 to 1.

            (c) the Funded Debt to EBITDA Ratio, as of the last day of each Fiscal Quarter set forth below, to be greater than the ratio set forth opposite such Fiscal Quarter:

       Fiscal Quarters ending                   Maximum Funded Debt to
      in the following periods                       EBITDA Ratio
      ------------------------                       ------------
       Effective Date through                         5.75 to 1
          December 30, 2000

      December 31, 2000 through                       5.25 to 1
          December 30, 2001

      December 31, 2001 through                       4.75 to 1
          December 30, 2002

      December 31, 2002 through                       4.50 to 1
          December 30, 2003

      December 31, 2003 and
             thereafter                               4.00 to 1

      SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

            (a) Investments of the Borrower existing on the Effective Date and identified in Item 7.2.5(a) ("Existing Investments") of the Disclosure Schedule;

            (b) Investments of the Borrower in any Guarantor and any Investment of any Guarantor in the Borrower or any other Guarantors;

            (c) Cash Equivalent Investments;

            (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7;

            (e) Investments made after the Effective Date in Subsidiaries to the extent such Subsidiary has complied with the requirements of Section 7.1.8;

            (f) Investments in accounts and chattel paper (as defined in the U.C.C.), and notes receivable acquired in the ordinary course of business;

            (g) Investments consisting of stock, obligations or securities received in settlement of debts created in the ordinary course of business or in satisfaction of judgments;

            (h) Investments consisting of Permitted Acquisitions made in compliance with Section 7.2.10;

            (i) loans or advances to employees in an aggregate amount not to exceed $750,000 at any one time outstanding; and

            (j) any other Investments in an aggregate amount at any one time not to exceed $500,000;

provided, however, that

                  (i) any Investment which when made complies with the
            requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                  (ii) no Investment otherwise permitted by clause (i) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

      SECTION 7.2.6. Restricted Payments, etc.

      (a) On and at all times after the Effective Date, the Borrower

            (i) will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock or other ownership interests (now or hereafter outstanding) ("Equity") in the Borrower or on any warrants, options or other rights with respect to any Equity (now or hereafter outstanding) in the Borrower (other than dividends or distributions payable in shares of its common stock or warrants to purchase shares of its common stock or split-ups or reclassifications of its common stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any Equity (now or hereafter outstanding) in the Borrower, or warrants, options or other rights with respect to any Equity (now or hereafter outstanding) in the Borrower; provided, however, that

                  (A) during the period that the Borrower is disregarded or is treated as a pass through entity for U.S. federal income tax purposes and after such period to the extent relating to liability for such period, the Borrower may make cash distributions to the Parent for the benefit of the Taxpayers, in respect of each Estimation Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution; provided, that the amount of distributions made pursuant to this clause (A) will be excluded in the calculation of the amount of distributions pursuant to clause (B) below. Within ten days following the Parent's filing of its required federal income tax return for the immediately preceding taxable year, the Tax Amounts CPA shall file with the Agent a written statement indicating in reasonable detail the calculation of the True-up Amount. In the case of a True-up Amount due to the Taxpayers, the Permitted Quarterly Tax Distribution payable in respect of such Estimation Period shall be increased by such True-up Amount. In the case of a True-up Amount due to the Company, the Permitted Quarterly Tax Distribution payable in respect of the immediately following Estimation Period shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distributions until such True-up Amount is entirely offset;

                  (B) if no Acquisition Loans are then outstanding, the Borrower may:

                        (x) make additional distributions to its members in an
                  aggregate amount, together with all other distributions theretofore made pursuant to this clause (B), not to exceed 50% of Net Income for the period commencing on April 1, 1998 and ending the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter in which such distribution is made (treated as a single accounting period), so long as at the time of such distribution and after giving effect thereto, no Default is continuing, and

                        (y) make additional distributions to the Parent for the
                  purpose of any repurchase, redemption or other acquisition or retirement for value of any capital stock of the Parent held by any member of the management of the Parent, the Borrower or any of its Subsidiaries pursuant to employee benefit plans or employment option, warrant or other agreements; provided that
                  (x) the aggregate amount of distributions to be used for such repurchases shall not exceed $400,000 in any fiscal year prior to 2001 and $750,000 in any fiscal year thereafter; (y) the Borrower may not make distributions in respect of this clause
                  (a)(i)(B)(y) after January 1, 2001 unless the Consolidated Coverage Ratio as of the date of distribution shall be equal to or greater than 2.25 to 1 and (z) at the time of such distribution and after giving effect thereto, no Default is continuing; and

                  (C) if any Acquisition Loans are then outstanding, the
            Borrower may make additional distributions in an aggregate amount not to exceed $1,000,000 per annum (which amount shall include any amounts paid in such year pursuant to the foregoing clause (B)), so long as (i) at the time of such distribution and after giving effect thereto, no Default shall be continuing, (ii) after giving effect to such distribution, the ratio of the aggregate outstanding principal amount of all Funded Debt of the Borrower and its Subsidiaries on the date of such distribution (other than Senior Notes) to EBITDA for the period of four consecutive Fiscal Quarters ending most recently prior to the date of such distribution does not exceed 2.00 to 1; and

            (ii) will not, and will not permit any of its Subsidiaries to, make any deposit for any of the purposes described in the preceding clause
      (a)(i).

       (b) The Borrower will not, nor will it permit any of its Subsidiaries to, do any of the following if any Acquisition Loans are then outstanding:

            (i) make any voluntary prepayment or voluntary redemption of principal of any Indebtedness evidenced by the Senior Notes (except for a refinancing permitted under Section 7.2.2(g)); or

            (ii) defease, purchase or otherwise acquire any Indebtedness evidenced by the Senior Notes; and

            (iii) will not, and will not permit any of its Subsidiaries to, make any deposit for any of the purposes described in the preceding clause (b)(i) or (ii);

provided, that the Borrower may make (x) voluntary prepayments or redemptions of principal of the Senior Notes in any year in an aggregate amount not to exceed the aggregate amount of prepayments of Acquisition Loans made by the Borrower in such year pursuant to Section 3.1.2(c)(B) and (y) mandatory prepayments or redemptions of the Senior Notes so long as no Loans are then outstanding.

      SECTION 7.2.7. Capital Expenditures, etc. The Borrower will not, and will not permit any of its Subsidiaries to, make or, commit to make, without duplication, Capital Expenditures in any Fiscal Year, in excess of the sum of the following

            (a) the following amounts for the following Fiscal Years:

            Fiscal Year                   Additional CapEx
            -----------                   ----------------
            1998                          $2,100,000
            1999                          $2,000,000
            2000                          $1,500,000
            2001                          $1,500,000
            2002                          $1,500,000
            2003                          $1,500,000
            2004                          $1,505,000

plus

            (b) any amount permitted to be expended in respect of Capital Expenditures in the immediately preceding Fiscal Year pursuant to clause
      (a) above but not so expended.

      SECTION 7.2.8. Rental Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and such Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $600,000 for any Fiscal Year; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

      SECTION 7.2.9. Take or Pay Contracts. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or any such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

      SECTION 7.2.10. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate or amalgamate with, or merge into or with, any other Person, or purchase or otherwise acquire all or any substantial part of the assets or stock of any Person (or of any division thereof); provided, however, that:

            (a) any future Subsidiaries of the Borrower may merge with and into the Borrower with the Borrower being the survivor of such merger or a wholly-owned Subsidiary of the Borrower may merge with and into another wholly-owned Subsidiary of the Borrower with the prior written consent of the Agent, and

            (b) the Borrower or any of its Subsidiaries may make Permitted Acquisitions so long as either (x) such Permitted Acquisition is financed with Acquisition Loans in accordance with Section 5.3 or (y) such


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

      Permitted Acquisition is a Specified Acquisition.

      SECTION 7.2.11. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey or dispose of, or grant options, warrants or other rights with respect to, all or any part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, except

            (a) if such sale, transfer, lease, contribution or conveyance is of Inventory in the ordinary course of its business;

            (b) if such disposition is a Permitted Disposition (subject to compliance with Section 3.1.2(c)); or

            (c) if such assets are worn or obsolete and the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed by the Borrower or any of its Subsidiaries pursuant to this clause (c) during the Fiscal Year in which such assets are to be sold, transferred, leased, contributed or conveyed, does not exceed $100,000 in the aggregate.

      SECTION 7.2.12. Modification of Certain Agreements. Neither the Borrower nor the Guarantors will consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any Organic Document or the Senior Notes, other than any such amendment, supplement or other modification which is immaterial and which could not materially adversely affect the Agent or any Lender.

      SECTION 7.2.13. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with, any of its other Affiliates unless such arrangement or contract is on fair and reasonable terms, is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

      SECTION 7.2.14. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document) prohibiting:

            (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

            (b) the ability of any Subsidiary of the Borrower to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

      SECTION 7.2.15. Management and Director Fees, Expenses, etc. The Borrower will not, and will not permit any of its Subsidiaries to pay management, advisory, consulting or other similar fees, other than, so long as no Default shall have occurred and be continuing, payments in respect of the Management Fee in an amount not to exceed $500,000 (the "Base Fee") in any Fiscal Year, plus an annual additional payment (the "Additional Fee") in respect of any Fiscal Year, which Additional Fee shall be payable on the later of March 31 of the following year or the date of the completion of the Borrower's audited financial statements for such year, and which Additional Fee shall not exceed $300,000 with respect to Fiscal Year 1998 or Fiscal Year 1999, provided, however, that at the time of payment of the Additional Fee the Interest Coverage Ratio shall be equal to or greater than (i) 2.0 to 1 for Fiscal Years ended on or prior to December 31, 1999 and (ii) 2.25 to 1 for Fiscal Years ended after December 31, 1999 after giving effect to such payment, provided, further, that the Base Fee, the Additional Fee, or any portion thereof, may be deferred until such time as payment is permitted pursuant to the preceding clause; plus, in any case,


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

reasonable out of pocket expenses incurred in connection with services performed under the Management Agreement. For each fiscal year, beginning in Fiscal Year 2000, the Additional Fee may be increased by up to 15% of the aggregate amount of the Base Fee and the then current amount of the Additional Fee; provided, however, that the percentage increase to the aggregate amount of the Management Fees payable under the Management Agreement in any Fiscal Year compared to the prior Fiscal Year shall not exceed the percentage increase in EBITDA for such fiscal year as compared to the prior fiscal year. Notwithstanding the foregoing, the aggregate amount of all increases to the Additional Fee shall not exceed $400,000.

      SECTION 7.2.16. Environmental Liens. The Borrower will not, and will not permit any of its Subsidiaries to, allow any Lien imposed pursuant to any law, rule, regulation or order relating to any Hazardous Material (including the disposal thereof) to be imposed or to remain on any real property owned or operated by the Borrower or any of its Subsidiaries, except as contested in good faith by appropriate proceedings for which adequate reserves have been established and are being maintained on its books.

      SECTION 7.2.17. Fiscal Year End. Neither the Borrower nor any Guarantor shall not change its fiscal year to end on any date other than on the 31st day of December.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

      SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

      SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default

            (a) in the payment or prepayment when due of any principal of any Loan;

            (b) in the payment when due of any interest on any Loan and such default shall remain unremedied for a period in excess of two Business Days;

            (c) in the payment when due of any fees and such default shall remain unremedied for a period in excess of three Business Days; or

            (d) in the payment when due of any other Obligation and such default shall continue unremedied for a period of 10 Business Days.

      SECTION 8.1.2. Breach of Warranty. Any representation or warranty other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf other Obligor to the Agent or any Lender pursuant to this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made, deemed made or furnished in any material respect.

      SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of their obligations under clause (e) of Section 7.1.1, Section 7.1.7, Section 7.1.8 or
Section 7.2 or any other Obligor shall default in the performance of any of its obligations in respect of such Sections as such Sections are incorporated by reference or otherwise in any Loan Document to which such Obligor is a party (provided that any default under Section 7.2.4 shall be deemed to be cured if (x) subsequent to the date of such default (that is, the date as of which the applicable financial test is determined) Loans have been prepaid (as contemplated by clause (a) of the definition of "Funded Debt to EBITDA Ratio") and/or EBITDA has been increased (as contemplated by clause (e) of the definition of EBITDA), in each case in an amount such that, if such prepayment or increase in EBITDA had occurred immediately prior to the date of such default such default would not have occurred and (y) the Agent shall have received a certificate from the chief financial officer of the Borrower


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

demonstrating the foregoing to the satisfaction of the Agent).

      SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of (a) any agreement contained in Section 7.1.1 not covered in Section 8.1.3 and such default shall continue unremedied for a period of 10 days, or (b) any other agreement contained herein or in any other Loan Document (other than items covered by Section 8.1.3) executed by it, and such default shall continue unremedied for a period of 30 days after any officer of such Obligor has actual knowledge thereof or notice thereof shall have been given to any such Obligor by the Agent or any Lender.

      SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due, whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $2,000,000; or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default in performance or observance is to accelerate the maturity of any such Indebtedness or such default in performance or observance shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

      SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $2,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and either

            (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

            (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, bond or otherwise, shall not be in effect.

      SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

            (a) the institution of any steps by the Borrower or any member of its Controlled Group, any other Obligor, or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $250,000; or

            (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien on property of its Controlled Group under Section 302(f) of ERISA.

      SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

      SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries or any other Obligor shall

            (a) generally fail to pay debts as they become due, or admit in writing its inability to pay debts as they become due;

            (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

            (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

            (d) permit or suffer to exist the involuntary commencement of, or voluntarily commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency laws, or permit or suffer to exist the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding, in each case, by or against the Borrower or any of its Subsidiaries or any other Obligor, provided that, if not commenced by the Borrower or such Subsidiary or any other Obligor, such proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or any other Obligor, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

            (e) take any corporate or partnership action authorizing, or in furtherance of, any of the foregoing.

      SECTION 8.1.10. Impairment of Security, etc. Without the consent of the Lenders, any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or any other Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

      SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (b) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without presentment, notice or demand.

      SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (b) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

                                   ARTICLE IX
                                    GUARANTY

      SECTION 9.1. The Guaranty. Each of the Guarantors hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code, 11 U.S.C. ss. 502(b) and ss. 506(b)), of the following (collectively, the "Guaranteed Obligations"),

            (a) all Obligations of each other Guarantor and each other Obligor to the Agent and each of the Lenders now or hereafter existing under this Agreement and each other Loan Document, whether for principal, interest, fees, expenses or otherwise; and

            (b) all other Obligations to the Agent and each of the Lenders now or hereafter existing under any of the Loan Documents, whether for principal, interest, fees, expenses or otherwise.

The obligations of each Guarantor under this Article IX constitute a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that the Agent, any Lender or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the


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

Guarantors under this Article IX.

      SECTION 9.2. Guaranty Unconditional. The obligations of each Guarantor under this Article IX shall be construed as a continuing, absolute, unconditional and irrevocable guaranty of payment and shall remain in full force and effect until all the Guaranteed Obligations have been indefeasibly paid in full in cash and all Commitments shall have permanently terminated. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement, instrument or document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any of the Lenders with respect thereto. The liability of the Guarantors hereunder shall be absolute, irrevocable and unconditional irrespective of:

            (a) any lack of validity, legality or enforceability of this Agreement, the Notes, any Rate Protection Agreement with a Lender or any other Loan Document or any other agreement or instrument relating to any thereof;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from this Agreement, the Notes, any Rate Protection Agreement with a Lender or any other Loan Document;

            (c) any addition, exchange, release, impairment or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

            (d) the failure of the Agent or any Lender

                  (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of this Agreement, any Note, any Rate Protection Agreement with a Lender or any other Loan Document or otherwise, or

                  (ii) to exercise any right or remedy against any other
            guarantor of, or collateral securing, any of the Guaranteed Obligations;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note, any Rate Protection Agreement with a Lender or any other Loan Document;

            (f) any defense, set-off or counter-claim which may at any time be available to or be asserted by the Borrower or any other Obligor against the Agent or any Lender;

            (g) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise; or

            (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor or any surety or guarantor.

      SECTION 9.3. Reinstatement in Certain Circumstances. If at any time any payment in whole or in part of any of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, each Guarantor's obligations under this Article IX with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

      SECTION 9.4. Waiver by the Guarantors. Each Guarantor irrevocably waives promptness, diligence, notice of acceptance hereof, presentment, demand, protest and any other notice with respect to any of the Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

      SECTION 9.5. Postponement of Subrogation, etc. The Guarantors will not exercise any rights which they may acquire by way of rights of subrogation by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Guaranteed Obligations. Any amount paid to the Guarantors on account of any such subrogation rights prior to the payment in full of all Guaranteed Obligations shall be held in trust for the benefit of the Lenders and each holder of a Note and shall immediately be paid to the Agent and credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Agreement; provided, however, that if

            (a) the Guarantors have made payment to the Lenders and each holder of a Note of all or any part of the Guaranteed Obligations, and

            (b) all Guaranteed Obligations have been paid in full and all Commitments have been permanently terminated,

each Lender and each holder of a Note agrees that, at each Guarantor's request, the Agent, on behalf of the Lenders and the holders of the Notes, will execute and deliver to each Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to each Guarantor of an interest in the Guaranteed Obligations resulting from such payment by each Guarantor. In furtherance of the foregoing, for so long as any Guaranteed Obligations or Commitments remain outstanding, each Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments to any Lender or any holder of a Note.

      SECTION 9.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any Note is stayed upon the occurrence of any event referred to in Section 8.1.9 with respect to the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith.

      SECTION 9.7. Limitation on Liability. Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the obligations of each Guarantor in respect of the Guaranteed Obligations are limited to the maximum amount as will result in the obligation of such Guarantor in respect of the Guaranteed Obligations not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

                                    ARTICLE X
                                    THE AGENT

      SECTION 10.1. Actions. Each Lender hereby appoints SG as Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Without limiting the effect


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of the preceding sentences of this Section 10.1, each Lender authorizes the
Agent to act as collateral agent and to hold and accept title to all liens and security interests granted to the Agent by the Borrower or any other Obligor for the ratable benefit of the Agent and the Lenders, in order to exercise remedies on behalf of the Lenders in connection with the enforcement of such liens and security interests in accordance with the provisions of the Loan Documents. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower or any other Obligor; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the gross negligence or wilful misconduct of the Agent. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the determination of the Agent, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

      SECTION 10.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (New York City time), on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent at the interest rate applicable at the time to Loans comprising such Borrowing.

      SECTION 10.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

      SECTION 10.4. Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If no successor Agent shall have been appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

            (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

            (b) Section 11.3 and Section 11.4 shall continue to inure to its benefit.

      SECTION 10.5. Credit Extensions by SG. SG shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and
(y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. SG and each of its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Agent hereunder.

      SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

      SECTION 10.7. Loan Documents, etc. Each Lender hereby authorizes the Agent to enter into the applicable Loan Documents and to take all action contemplated thereby. Each Lender agrees that no Lender shall have any right individually to seek to realize upon the security granted by any Loan Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Lenders and the Agent upon the terms of the Loan Documents. Subject to the provisions of the Security Agreements and the Pledge Agreement, the Agent shall determine (after consultation with the Required Lenders) the manner in which proceeds of Collateral will be applied to the Obligations (after the payment of fees and expenses as set forth in the Loan Documents).

      SECTION 10.8. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request given to the Agent by the Borrower and required to be delivered to the Lenders pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

      SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Agent (acting only at the direction or with the authority of the Required Lenders); provided, however, that no such amendment, modification or waiver which would:

            (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

            (b) modify this Section 11.1, change the definition of "Required Lenders" or "Supermajority Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, change the time for payment of fees to the Lenders described in Article III, release or subordinate all or any substantial part of the Collateral, except as otherwise specifically provided in any Loan Document, or release any Obligor from its obligations hereunder, shall be made without the consent of each Lender affected thereby;

            (c) extend the due date for, or reduce the amount of, any scheduled repayment under clauses (a), (b), (c) or (d) of Section 3.1.2 of principal of, or interest on, any Loan or Reimbursement Obligation (or reduce the principal amount of or rate of interest on any Loan or Reimbursement Obligation) or extend any Revolving Loan Commitment Termination Date or Acquisition Loan Commitment Termination Date without the consent of the holder of that Note evidencing such Loan;

            (d) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer thereof; or

            (e) affect adversely the interests, rights or obligations of the Agent in its capacity as Agent or the Issuer in its capacity as Issuer, without the consent of the Agent or the Issuer, as the case may be; and

further provided, that no such amendment, modification or waiver which would modify any of the provisions of Section 5.3 shall be effective unless consented to by Supermajority Lenders.

      No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The remedies provided in this Agreement are cumulative and not exclusive of remedies provided by law.

      SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and addressed, delivered or transmitted to such party at its address or telecopier number set forth on Schedule III hereto (or set forth in a Lender Assignment Agreement) or at such other address or telecopier number as may be designated by such party in a notice to the other parties given in accordance with this Section. Any notice, if mailed and properly addressed and sent return receipt requested with postage prepaid, shall be deemed given three Business Days after posting; any notice, if sent by prepaid overnight express shall be deemed delivered on the next Business Day; any notice, if transmitted by telecopier, shall be deemed given when sent, with confirmation of receipt; and any notice, if transmitted by hand, shall be deemed received when delivered.

      SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent, including any legal counsel and consultants, if any, who may be retained in connection with the transactions contemplated hereby by the Agent and including those fees and/or other consideration described in the Fee Letter) in connection with

            (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, and the Lenders' and the Agent's consideration of their rights and remedies hereunder or in connection herewith from time to time whether or not the transactions contemplated hereby or thereby are consummated;

            (b) the filing, recording, refiling or rerecording of the Pledge Agreement, the Mortgages, the Security Agreements (and any supplements thereto) and any other security instruments executed in connection with the transactions contemplated hereby and/or U.C.C. financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Pledge Agreement, the Mortgages or the Security Agreements or such other documents; and

            (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings and other Credit Extensions hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Agent and each Lender upon demand for all out-of-pocket expenses (including attorneys' fees and legal expenses, including allocated fees and expenses of internal counsel) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and
(y) the enforcement of any Obligations (including the Obligations of the Guarantors under Article IX). The Borrower also agrees to reimburse the Agent on demand for all administration, audit and monitoring expenses incurred in connection with the Borrowing Base Amount and determinations in respect thereof. The Borrower further agrees to reimburse the Agent on demand for all other administration, audit and monitoring expenses incurred after the occurrence of an Event of Default in connection with this Agreement and the other Loan Documents.

      SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds free and harmless the Agent and each Lender and each of their respective Affiliates and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (including allocated fees and expenses of internal counsel) (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

            (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or with any Letter of Credit;

            (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing);

            (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock, partnership interests or assets of any Person, whether or not the Agent or such Lender is party thereto;

            (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material;

            (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any of its Subsidiaries of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law, the costs of defending and/or counterclaiming or claiming over against third parties in respect of any action or matter, and any cost, liability or damage arising out of a settlement of any action entered into by the Agent), regardless of whether caused by, or within the control of, the Borrower or any such Subsidiary;

            (f) Environmental Laws relating to the Borrower or any of its Subsidiaries, including the assertion of any lien thereunder;

            (g) any order, consent, decree, settlement, judgment or verdict arising from the deposit, storage, disposal, burial, dumping, injection, spilling, leaking, or other placement or release in, on or from the Realty of any Hazardous Material (including without limitation any order under the Environmental Laws to clean up or decommission), whether or not such deposit, storage, disposal, burial, dumping, injecting, spillage, leaking or other placement or release in, on or from the Realty of any Hazardous Material:

                  (i) results by, through or under the Borrower or any of its
            Subsidiaries;

                  (ii) occurred with the knowledge and consent of the Borrower or any of its Subsidiaries; or

                  (iii) occurred before or after the Effective Date, whether with or without the knowledge of Borrower or any of its Subsidiaries; or

            (h) the failure to maintain insurance coverage required by Section 7.1.4;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION 11.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, and the obligations of the Lenders under
Section 10.1, shall in each case survive any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each initial Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

      SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

            (a) neither the Borrower nor any Guarantor may assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

            (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

      SECTION 11.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 11.11.

      SECTION 11.11.1. Assignments. (a) Any Lender, upon notice to the Borrower and with the written consent of the Borrower and the Agent (which consents shall not be unreasonably withheld or delayed), may at any time assign and delegate all or any fraction of such Lender's Loans, Commitments and Letter of Credit participations to one or more commercial banks or other financial institutions (each Person to whom such assignment and delegation is to be made being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, Commitments and Letter of Credit participations in a minimum aggregate amount of $2,500,000 (or, if less, the total of such Lender's Commitment Amount); provided, however, that the Borrower, each other Obligor and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

            (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender;

            (ii) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent; and

            (iii) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement,
(x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $2,500. Any attempted assignment and delegation not made in accordance with this Section
11.11.1 shall be null and void.

      (b) Notwithstanding clause (a), any Lender may assign and pledge all or any portion of its Loans and Notes and other rights to a Federal Reserve Bank as collateral security; provided, however, that no such assignment under this clause (b) shall release the assignor Lender from any of its obligations hereunder.

      SECTION 11.11.2. Participations. (a) Any Lender may at any time without the consent of the Borrower or the Agent (but with prior written notice to the Borrower and the Agent) sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

            (i) no participation contemplated in this Section 11.11.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

            (ii) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

            (iii) the Borrower and each other Obligor and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

            (iv) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 11.1; and

            (v) the Borrower shall not be required to pay any amount under clause (b) of this Section that is greater than the amount which it would have been required to pay had no participating interest been sold.

      (b) Each Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, shall be considered a Lender, subject to clause (v) above.

      SECTION 11.11.3. Certain Other Provisions. (a) The Borrower authorizes each Lender to disclose to any participant or assignee (each, a "Transferee") and any prospective Transferee, any and all financial and other information in such Lender's possession concerning the Borrower or any of its Subsidiaries which has been delivered to such Lender by any such Person pursuant to or in connection with this Agreement or which has been delivered to such Lender by any such Person in connection with such Lender's credit evaluation of the Borrower or any of its Subsidiaries prior to entering into this Agreement.

      (b) If, pursuant to this Section, any interest in this Agreement or any Loan or Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee (other than any Participant), and may cause any Participant, concurrently with the effectiveness of such transfer,
(i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties, no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to whole or partial exemption from U.S. Federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      SECTION 11.12. Other Transactions. Nothing contained herein shall preclude either the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 11.13. Certain Collateral and Other Matters. (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

      (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any security interest or Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and Letters of Credit and payment in full in cash of all principal of and interest on the Loans, all fees payable pursuant to Sections 3.3 and 11.3, all Reimbursement Obligations (including interest thereon) and all other fees, costs and expenses that are payable under this Agreement or under any other Loan Document and have been invoiced (in which case the Lenders hereby authorize the Agent to execute, and the Agent agrees to execute, reasonable releases in connection with this Agreement (other than, in any event, as to items stated to survive the termination of this Agreement)); (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which neither the Borrower nor any of its Subsidiaries owned any interest at the time the security interest and/or Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any Subsidiary of the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or, if required by Section 11.1, each Lender. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of collateral pursuant to this Section.

      SECTION 11.14. Confidential Information. The Agent and each Lender agree to hold all non-public information (which has been identified as such by the Borrower to the Agent and each Lender) obtained pursuant to this Agreement and the other Loan Documents in accordance with its customary procedures for handling confidential information, provided that disclosure of such confidential information may be made (a) to the Affiliates, examiners, directors, shareholders, accountants, auditors, counsel and other professional advisors of the Agent and each Lender, (b) in connection with any assignment or participation to an Assignee Lender or Participant, as the case may be, so long as such Assignee Lender or Participant has previously agreed to these confidentiality provisions, (c) as required or requested by any governmental agency, authority or representative, or pursuant to any court order, legal process or applicable law, rule or regulation, (d) in connection with any litigation to which one or more of the Lenders or the Agent is a party, (e) if such information subsequently becomes public or (f) if such information is disclosed by a Person other than the Agent or such Lender that is not known by the Agent or such Lender to be bound by an obligation of confidentiality or secrecy to any Obligor.

      SECTION 11.15. Forum Selection and Consent to Jurisdiction. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE BORROWER MAY BE BROUGHT AND MAINTAINED IN ANY UNITED STATES FEDERAL OR NEW YORK STATE COURTS SITTING IN THE CITY OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURTS SITTING IN THE CITY OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT

REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 11.16. Waiver of Jury Trial, etc. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT. IN NO EVENT SHALL ANY LENDER OR THE AGENT BE LIABLE FOR ANY CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 BORROWER:

                                 KEY COMPONENTS, LLP,
                                   as the Borrower


                                 By: /s/ Illegible
                                    -----------------------------------------
                                    Title:



                                 GUARANTORS:

                                 B.W. ELLIOTT MANUFACTURING CO., INC.,
                                   as a Guarantor


                                 By: /s/ Illegible
                                    -----------------------------------------
                                    Title:


                                 HUDSON LOCK, INC.,
                                   as a Guarantor


                                 By: /s/ Illegible
                                    -----------------------------------------
                                    Title:


                                 KEY COMPONENTS FINANCE CORP.
                                   as a Guarantor


                                 By: /s/ Illegible
                                    -----------------------------------------
                                    Title:


                                 ESP LOCK PRODUCTS, INC.
                                   as a Guarantor


                                 By: /s/ Illegible
                                    -----------------------------------------
                                    Title:

                                 AGENT:

                                 SOCIETE GENERALE,
                                   as Agent


                                 By:   /s/ Illegible

                                    -----------------------------------------
                                    Title:

                                 LENDERS:

                                 SOCIETE GENERALE


                                 By:   /s/ Illegible

                                    -----------------------------------------
                                    Title:

                                 THE BANK OF NEW YORK


                                 By:   /s/ Illegible

                                    -----------------------------------------
                                    Title:

                                 BSB BANK & TRUST CO.


                                 By:    /s/ Illegible

                                    -----------------------------------------
                                    Title:

                                 FIRST SOURCE FINANCIAL LLP
                                   By First Source Financial, Inc., its
                                      agent/manager


                                 By:    /s/ Illegible

                                    -----------------------------------------
                                    Title:

                                 STATE STREET BANK & TRUST CO.


                                 By:    /s/ Illegible

                                    -----------------------------------------
                                    Title:

                                 IBJ SCHRODER BANK & TRUST COMPANY


                                 By:  /s/  Illegible
                                    -----------------------------------------
                                    Title:

                                                                    SCHEDULE I

                              DISCLOSURE SCHEDULE

ITEM 6.5 Certain Material Liabilities.

See attached.

ITEM 6.7 Litigation.

See attached.

ITEM 6.9 Ownership of Properties.

See attached.

ITEM 6.11 Employee Benefit Plans.

See attached.

ITEM 6.12 Environmental Matters.

See attached.

ITEM 6.17 Absence of Defaults.

See attached.

ITEM 7.2.2(b) Indebtedness to be Paid.

See attached.

ITEM 7.2.2(c) Ongoing Indebtedness.

See attached.

ITEM 7.2.3 Existing Liens.

See attached.

ITEM 7.2.5(a) Existing Investments.

See attached.

                                                                   SCHEDULE II

                                   PERCENTAGES

                   Revolving
                      Loan        Acquisition Loan
Lender             Commitment        Commitment
------             ----------        ----------
SOCIETE
GENERALE             16 2/3%          16 2/3%

THE BANK OF
NEW YORK             16 2/3%          16 2/3%

BSB BANK &
TRUST CO.            16 2/3%          16 2/3%

FIRST SOURCE
FINANCIAL LLP        16 2/3%          16 2/3%

STATE STREET
BANK & TRUST
CO.                  16 2/3%          16 2/3%

IBJ SCHRODER
BANK & TRUST
CO.                  16 2/3%          16 2/3%

TOTAL                100.00%          100.00%
                     =======          =======

                                                                  SCHEDULE III

                          ADMINISTRATIVE INFORMATION

Borrower:

KEY COMPONENTS, LLC
c/o Millbrook Capital Management Inc.
152 West 57th Street
New York, New York 10019

Guarantors:

B.W. ELLIOTT MANUFACTURING CO., INC.
37 Milford Street
Binghamton, New York 13902

HUDSON LOCK, INC.
81 Apsley Street
Hudson, Massachusetts 01749

KEY COMPONENTS FINANCE CORP.
c/o Millbrook Capital Management Inc.
152 West 57th Street
New York, New York 10019

ESP LOCK PRODUCTS INC.
375 Harvard Street
Leominster, Massachusetts 01453

Agent:

SOCIETE GENERALE
1221 Avenue of Americas
New York, New York 10020

Loan Notices:
Attention: Anna Romano
Telecopier No.: 212-278-6178
Telephone No.: 212-278-6732

Letter of Credit Notices:
Attention:  Jeff Green
Telecopier No.:  212-278-7428
Telephone No.: 212-278-6727

Lenders:

SOCIETE GENERALE

Domestic, LIBOR and
 Notice Office:

1221 Avenue of Americas
New York, New York 10020
Attention: Anna Romano
Telecopier No.: 212-278-6178
Telephone No.: 212-278-6732

THE BANK OF NEW YORK

10 Mason Street
Greenwich, Connecticut 06830
Attention: Geraldine Turkington
Telecopier No.: 203-863-2610
Telephone No.: 203-863-2697

BSB BANK & TRUST CO.

P.O. Box 1056
58-68 Exchange Street
Binghamton, New York 13902
Attention: Mr. Edward P. Bahrenburg
Telecopier No.: 607-772-6287
Telephone No.: 607-779-2394

FIRST SOURCE FINANCIAL LLP

2850 West Golf Road
Rolling Meadows, Illinois 60008
Attention: Ms. Janice Faulkner
Telecopier No.: 847-734-7910
Telephone No.: 847-734-2044

STATE STREET BANK & TRUST CO.

225 Franklin Street, 2nd Floor
Boston, Massachusetts 02110
Attention: Mr. Shailesh Patel
Telecopier No.: 617-664-4176
Telephone No.: 617-664-4086

IBJ SCHRODER BANK & TRUST CO.

1 State Street, 9th Floor
New York, New York 10004
Attention: Mr. Andrew Krivine
Telecopier No.: 212-858-2768
Telephone No.: 212-858-2685

                               TABLE OF CONTENTS

                                  ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

1.1.     Defined Terms.......................................................2
1.2.     Use of Defined Terms...............................................24
1.3.     Cross-References...................................................24
1.4.     Accounting and Financial Determinations............................24

                                  ARTICLE II
                      COMMITMENTS, BORROWING PROCEDURES,
                         LETTERS OF CREDIT AND NOTES

2.1.     Commitments........................................................25
2.1.1.   Revolving Loan Commitment..........................................25
2.1.2.   Letter of Credit Commitment........................................25
2.1.3.   Acquisition Loan Commitment........................................25
2.2.     Lenders Not Permitted or Required To Make Credit Extensions........25
2.2.1.   Revolving Loans....................................................25
2.2.2.   Letters of Credit..................................................26
2.2.3.   Acquisition Loans..................................................26
2.3.     Optional Reduction of the Commitment Amounts.......................26
2.4.     Borrowing Procedure................................................26
2.5.     Continuation and Conversion Elections..............................26
2.6.     Funding............................................................26
2.7.     Issuance Procedures................................................27
2.7.1.   Other Lenders' Participation.......................................27
2.7.2.   Disbursements......................................................27
2.7.3.   Reimbursement......................................................27
2.7.4.   Deemed Disbursements...............................................28
2.7.5.   Nature of Reimbursement Obligations................................28
2.8.     Notes..............................................................29

                                 ARTICLE III
                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.     Repayments and Prepayments.........................................29
3.1.1.   Voluntary Prepayments..............................................29
3.1.2.   Mandatory Prepayments..............................................29
3.2.     Interest Provisions................................................31
3.2.1.   Rates..............................................................31
3.2.2.   Post-Default Rates.................................................32
3.2.3.   Payment Dates......................................................32
3.3.     Fees...............................................................32
3.3.1.   Revolver Commitment Fee............................................32
3.3.2.   Acquisition Loan Commitment Fee....................................32
3.3.3.   Letter of Credit Fee...............................................32
3.3.4.   Agent's Fees, etc..................................................33

                                  ARTICLE IV
                    CERTAIN LIBO RATE AND OTHER PROVISIONS

4.1.     LIBO Rate Lending Unlawful.........................................33
4.2.     Deposits Unavailable...............................................33
4.3.     Increased Costs, etc...............................................33
4.4.     Funding Losses.....................................................34

                               TABLE OF CONTENTS
                                  (continued)

Section                                                                    Page
-------                                                                    ----

4.5.     Increased Capital Costs............................................35
4.6.     Taxes..............................................................35
4.7.     Payments, Computations, etc........................................36
4.8.     Sharing of Payments................................................36
4.9.     Setoff.............................................................36
4.10.    Use of Proceeds....................................................37

                                  ARTICLE V
                       CONDITIONS TO CREDIT EXTENSIONS

5.1.     Initial Credit Extension...........................................37
5.1.1.   Corporate and Partnership Documents, etc...........................37
5.1.2.   Agreement..........................................................37
5.1.3.   Delivery of Notes..................................................37
5.1.4.   Required Consents and Approvals....................................37
5.1.5.   Financial Information, etc.........................................38
5.1.6.   Pledged Property...................................................38
5.1.7.   Security Agreements, Filings, etc..................................38
5.1.8.   Solvency Certificates..............................................38
5.1.9.   Closing Date Certificates..........................................38
5.1.10.  Evidence of Insurance..............................................38
5.1.11.  Opinions of Counsel................................................38
5.1.12.  Agent's Closing Fees, Expenses, etc................................39
5.1.13.  Borrowing Base Certificate.........................................39
5.1.14.  Satisfactory Legal Form, etc.......................................39
5.2.     All Credit Extensions..............................................39
5.2.1.   Compliance with Warranties, No Default, etc........................39
5.2.2.   Credit Extension Request, etc......................................40
5.3.     Acquisition Loans..................................................40
5.3.1.   Permitted Acquisition..............................................40
5.3.2.   Guaranty; Collateral; Etc..........................................40
5.3.3.   Minimum Interest Coverage..........................................40
5.3.4.   Maximum Funded Debt to EBITDA......................................41
5.3.5.   Timing of Permitted Acquisitions...................................41
5.3.6.   Size of Permitted Acquisitions.....................................41
5.3.7.   Due Diligence Report...............................................42

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

6.1.     Organization, etc..................................................42
6.2.     Due Authorization, Non-Contravention, etc..........................42
6.3.     Government Approval, Regulation, Compliance with Law, etc..........42
6.4.     Validity, etc......................................................42
6.5.     Financial Information..............................................43
6.6.     No Material Adverse Change.........................................43
6.7.     Litigation, Labor Controversies, etc...............................43
6.8.     Subsidiaries.......................................................43
6.9.     Ownership of Properties............................................43
6.10.    Taxes..............................................................43
6.11.    Pension and Welfare Plans..........................................44

                               TABLE OF CONTENTS
                                  (continued)

Section                                                                    Page
-------                                                                    ----

6.12.    Environmental Warranties...........................................44
6.13.    Accuracy of Information............................................45
6.14.    Intellectual Property Collateral...................................45
6.15.    Ownership of Equity Interests......................................46
6.16.    Absence of Default.................................................46
6.17.    Regulations G, U and X.............................................46
6.18.    Government Regulation..............................................46
6.19.    Burdensome Agreements..............................................46
6.20.    Year 2000..........................................................46

                                 ARTICLE VII
                                  COVENANTS

7.1.     Affirmative Covenants..............................................47
7.1.1.   Financial Information, Reports, Notices, etc.......................47
7.1.2.   Compliance with Laws, etc..........................................49
7.1.3.   Maintenance of Properties..........................................49
7.1.4.   Insurance..........................................................49
7.1.5.   Books and Records..................................................50
7.1.6.   Environmental Covenant.............................................50
7.1.7.   As to Intellectual Property Collateral.............................51
7.1.8.   Future Subsidiaries................................................52
7.1.9.   Future Real Estate Properties......................................52
7.1.10.  Board Monitoring...................................................53
7.1.11.  Separate Corporate Existence.......................................53
7.1.12.  Further Assurances.................................................53
7.1.13.  Real Estate Mortgages..............................................53
7.1.14.  Title Insurance....................................................54
7.1.15.  Realty Survey......................................................54
7.2.     Negative Covenants.................................................54
7.2.1.   Business Activities................................................54
7.2.2.   Indebtedness.......................................................54
7.2.3.   Liens..............................................................55
7.2.4.   Financial Condition................................................56
7.2.5.   Investments........................................................57
7.2.6.   Restricted Payments, etc...........................................58
7.2.7.   Capital Expenditures, etc..........................................59
7.2.8.   Rental Obligations.................................................60
7.2.9.   Take or Pay Contracts..............................................60
7.2.10.  Consolidation, Merger, etc.........................................60
7.2.11.  Asset Dispositions, etc............................................60
7.2.12.  Modification of Certain Agreements.................................60
7.2.13.  Transactions with Affiliates.......................................60
7.2.14.  Negative Pledges, Restrictive Agreements, etc......................61
7.2.15.  Management and Director Fees, Expenses, etc........................61
7.2.16.  Environmental Liens................................................61
7.2.17.  Fiscal Year End....................................................61

                               TABLE OF CONTENTS
                                  (continued)

Section                                                                    Page
-------                                                                    ----
                                 ARTICLE VIII
                              EVENTS OF DEFAULT

8.1.     Listing of Events of Default.......................................61
8.1.1.   Non-Payment of Obligations.........................................61
8.1.2.   Breach of Warranty.................................................62
8.1.3.   Non-Performance of Certain Covenants and Obligations...............62
8.1.4.   Non-Performance of Other Covenants and Obligations.................62
8.1.5.   Default on Other Indebtedness......................................62
8.1.6.   Judgments..........................................................62
8.1.7.   Pension Plans......................................................62
8.1.8.   Change in Control..................................................63
8.1.9.   Bankruptcy, Insolvency, etc........................................63
8.1.10.  Impairment of Security, etc........................................63
8.2.     Action if Bankruptcy...............................................63
8.3.     Action if Other Event of Default...................................63

                                   ARTICLE IX
                                    GUARANTY

9.1.     The Guaranty.......................................................64
9.2.     Guaranty Unconditional.............................................64
9.3.     Reinstatement in Certain Circumstances.............................65
9.4.     Waiver by the Guarantors...........................................65
9.5.     Postponement of Subrogation, etc...................................65
9.6.     Stay of Acceleration...............................................66
9.7.     Limitation on Liability............................................66

                                  ARTICLE X
                                  THE AGENT

10.1.    Actions............................................................66
10.2.    Funding Reliance, etc..............................................66
10.3.    Exculpation........................................................67
10.4.    Successor..........................................................67
10.5.    Credit Extensions by SG............................................67
10.6.    Credit Decisions...................................................67
10.7.    Loan Documents, etc................................................67
10.8.    Copies, etc........................................................68

                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS

11.1.    Waivers, Amendments, etc...........................................68
11.2.    Notices............................................................68
11.3.    Payment of Costs and Expenses......................................69
11.4.    Indemnification....................................................69
11.5.    Survival...........................................................70
11.6.    Severability.......................................................71
11.7.    Headings...........................................................71
11.8.    Execution in Counterparts, Effectiveness, etc......................71

                               TABLE OF CONTENTS
                                  (continued)

Section                                                                    Page
-------                                                                    ----

11.9.    Governing Law; Entire Agreement....................................71
11.10.   Successors and Assigns.............................................71
11.11.   Sale and Transfer of Loans and Notes; Participations in Loans
         and Notes .........................................................71
11.11.1. Assignments........................................................71
11.11.2. Participations.....................................................72
11.11.3. Certain Other Provisions...........................................73
11.12.   Other Transactions.................................................73
11.13.   Certain Collateral and Other Matters...............................73
11.14.   Confidential Information...........................................73
11.15.   Forum Selection and Consent to Jurisdiction........................74
11.16.   Waiver of Jury Trial, etc..........................................74

SCHEDULES AND EXHIBITS

SCHEDULE I        -    Disclosure Schedule
SCHEDULE II       -    Percentages
SCHEDULE III      -    Administrative Information

EXHIBIT A         -    Form of Revolving Note
EXHIBIT B         -    Form of Acquisition Note
EXHIBIT C-1       -    Form of Borrowing Request for Revolver Loans
EXHIBIT C-2       -    Form of Borrowing Request for Acquisition Loans
EXHIBIT D         -    Form of Continuation/Conversion Notice
EXHIBIT E         -    Form of Issuance Request
EXHIBIT F         -    Form of Borrowing Base Certificate
EXHIBIT G         -    Form of Compliance Certificate
EXHIBIT H         -    Form of Pledge Agreement
EXHIBIT I-1       -    Form of Borrower Security Agreement
EXHIBIT I-2       -    Form of Guarantor Security Agreement
EXHIBIT J         -    Form of Closing Date Certificate
EXHIBIT K-1       -    Form of Borrower Solvency Certificate
EXHIBIT K-2       -    Form of Guarantor Solvency Certificates
EXHIBIT L         -    Form of Lender Assignment Agreement
EXHIBIT M         -    Form of Opinion of Counsel to the Obligors